UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                            DIAMOND POWERSPORTS, INC.
                 (NAME OF SMALL BUSINESS ISSUER IN OUR CHARTER)

                                    Florida
         (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)

                3751                                    65-0419601
     (PRIMARY STANDARD INDUSTRIAL                    (I.R.S. EMPLOYER
     CLASSIFICATION CODE NUMBER)                    IDENTIFICATION NO.)

            5150 N.W. 109th Avenue, Suite 4 - Sunrise, Florida 33351
                                 (954) 749-8606
          (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)

                                Lewis S. Kimler
                          6950 Cypress Road, Suite 209
                            Plantation, Florida 33317
                                 (954) 587-0800
               (NAME, ADDRESS AND TELEPHONE OF AGENT FOR SERVICE)
                                   COPIES TO:

     Pierre Elliott, President           Harold H. Martin, Esquire
     Diamond Powersports, Inc.           Law Offices of Harold H. Martin, P.A.
     5150 N.W. 109th Avenue, Ste 4       17111 Kenton Drive, Suite 204B
     Sunrise, Florida 33351              Cornelius, North Carolina 28031
    (954) 749-8606   Office             (704) 894-9760   Office
    (954) 749-9750   Fax                (704) 894-9759   Fax

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this registration statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]



                                                      Proposed
                                    Proposed          Maximum
Title of Each                       Maximum           Aggregate     Amount of
Class of Securities  Amount to be   Offering Price    Offering      Registration
to be Registered     Registered     Per Unit (1)      Price (1)     Fee (1)
-------------------  ------------   ---------------   ----------    ------------

Common Stock         2,000,000 (2)      $.50          $1,000,000       $126.70
($.001 par value)
-------------------  ------------   ---------------   ----------    ------------
Common Stock         1,045,450 (3)      $.32          $  334,544       $ 42.39
($.001 par value)
-------------------  ------------   ---------------   ----------    ------------
Totals               3,045,450                        $1,334,544       $169.09
-------------------  ------------   ---------------   ----------    ------------



(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457, based upon the proposed public offering price per share of common stock
(2)  2,000,000  shares  proposed  to  be  offered  by  the  Registrant.
(3)  1,045,450  shares  proposed  to  be  offered  by  selling  shareholders.

The information in this prospectus is not complete and may be changed. Our company and the selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

We hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until we shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.



              --The rest of this page is intentionally left blank--


                                   PROSPECTUS
                            DIAMOND POWERSPORTS, INC.

                              A FLORIDA CORPORATION

                        3,045,450 SHARES OF COMMON STOCK

     Diamond Powersports, Inc. ("Diamond Powersports," "we," "us," "our") is offering for sale up to 2,000,000 shares of our common stock, $.001 par value per share, at an initial offering price of $.50 per share of common stock. The offering will commence on the date of this prospectus and will continue until all shares are sold. There is no minimum offering amount. We intend to offer the shares to the public through our officers and directors who will not be paid any commissions. We may pay participating brokers a commission of up to the maximum allowable rate. Assuming all 2,000,000 shares are sold at $.50 per share, we would recognize gross proceeds of $1,000,000, before participating brokers' commissions.

     1,045,450 shares are being offered by selling security holders. Selling security holders are expected to offer and sell their shares through their own securities broker-dealers or in private transactions. See - "Plan of Distribution". The selling security holders may sell their shares at market prices or privately negotiated prices. Assuming all these shares are sold at the market price on the date of this prospectus of $.32 per share, the selling security holders, as a group, would receive gross proceeds in the aggregate of $334,544, before broker-dealer commissions or concessions, which at the date of this prospectus the selling security holders are unable to determine and which can be expected to vary from transaction to transaction and selling security holder to selling security holder. Selling security holders may continue to offer the shares until sold, as long as we maintain a current prospectus to cover the sales. We will not receive any proceeds from sales of shares by the selling security holders. Selling security holders and brokers effecting transactions in our common stock on their behalf may be deemed to be "underwriters", as defined in the Securities Act of 1933, as amended.

     Our common stock is quoted on the OTC Bulletin Board under the symbol "DPWS". On January 21, 2004, the reported closing price for our common stock on the OTC Bulletin Board was $.33.

     THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS" BEGINNING ON PAGE 9.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The information in this prospectus is not complete and may be changed. Our company may not sell these securities until the registration filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

          The date of this preliminary prospectus is January ___, 2004.


                              AVAILABLE INFORMATION

     We are subject to the information requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file reports and other information with the Securities and Exchange Commission. Such reports and other information filed by us can be inspected and copied at the public reference facilities of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Requests for copies should be directed to the Commission's Public Reference Section, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms. The Commission maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and
 ------------------
other  information  regarding  registrants  that  file  electronically.

     We have filed with the Commission a Registration on Form SB-2 of which this Prospectus constitutes a part, under the Securities Act of 1933, as amended. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules of the Commission. For further information pertaining to us, reference is made to the Registration Statement. Statements contained in this Prospectus or any documents incorporated herein by reference concerning the provisions of documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission. Copies of the Registration Statement are on file at the offices of the Commission, and may be inspected without charge at the offices of the Commission, the addresses of which are set forth above, and copies may be obtained from the Commission at prescribed rates. The Registration Statement has been filed electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval System and may be obtained through the Commission's Web site (http:// www.sec.gov).




                                TABLE OF CONTENTS

Prospectus Information                                                      Page

     Front  Cover  Page  of  Prospectus                                        3
     Inside  Front  and  Outside  Back  Cover  Pages  of  Prospectus           4
     Summary  Information                                                      6
     Risk  Factors                                                             9
     Use  of  Proceeds                                                        15
     Determination  of  Offering  Price                                       15
     Dilution                                                                 15
     Selling  Security  Holders                                               16
     Plan  of  Distribution                                                   17
     Legal  Proceedings                                                       19
     Directors, Executive Officers, Promoters and Control Persons             19
     Security Ownership of Certain Beneficial Owners and Management           21
     Description  of  Securities                                              22
     Experts                                                                  23
     Disclosure  of  Commission  Position  on  Indemnification
       for  Securities  Act  Liabilities                                      23
     Organization  Within  Last  Five  Years                                  24
     Description  of  Business                                                27
     Management's  Discussion  and  Analysis  or  Plan  of  Operation         30
     Description  of  Property                                                36
     Certain  Relationships  and  Related  Transactions                       37
     Market  for  Common  Equity  and  Related  Stockholder  Matters          37
     Executive  Compensation                                                  40
     Financial  Statements                                                   F-1
     Changes  in  and  Disagreements  with  Accountants  on  Accounting
       and  Financial  Disclosure                                             42


                      SUMMARY INFORMATION AND RISK FACTORS

                               PROSPECTUS SUMMARY

     THE FOLLOWING IS A SUMMARY OF THE PERTINENT INFORMATION REGARDING THIS OFFERING. THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS AND RELATED NOTES INCORPORATED BY REFERENCE IN THIS PROSPECTUS. THE PROSPECTUS SHOULD BE READ IN ITS ENTIRETY, AS THIS SUMMARY DOES NOT CONTAIN ALL FACTS NECESSARY TO MAKE AN INVESTMENT DECISION.

DIAMOND POWERSPORTS, INC.

     We were incorporated in Florida in May 1992 as Diamond Racing, Inc. Since 1992, we have concentrated operations primarily on the motorcycle accessory and apparel industry. Specifically, we have focused on the street motorcycle and cruiser segments of the accessory and apparel industry. Our name was changed in August of 1999 to Diamond Powersports, Inc. to reflect our management's plans to enter additional segments of the powersports apparel and accessory market. The "powersports" market consists primarily of street and off-road motorcycles, all-terrain vehicles ("ATVs"), and small watercrafts such as jet skis and powered kayaks. Our principal executive offices are located at 5150 N.W. 109th Avenue, Suite 4, Sunrise, Florida 33351. The primary telephone number is (954) 749-8606.

OUR  BUSINESS.

     Since May 1992, we have been engaged in the business of selling motorcycle accessory and apparel, and after 1999, powersports accessory and apparel as well. We had revenues of $713,164 and net losses of $8,966 for the nine months ended September 30, 2003 and $585,197 in revenues and net losses of $482,596 for the year ended December 31, 2002. In addition, as of September 30, 2002, we had available cash and cash equivalents of $1,287, which is insufficient to continue our operations. Thus, we are dependent upon additional financing to conduct our operations over the next twelve months.

      As of January 16, 2004, we did not have a significant backlog of customer orders that remained to be performed by us. There are no assurances that we will be able to meet the goals that we have set for ourselves if our backlog of business does not increase significantly. We currently have 3 full-time employees.

THE  OFFERING.

The  Issuer:                               Diamond  Powersports,  Inc.

The  Sellers:                              Diamond  Powersports  Inc.
                                           Selling Shareholders

Shares  Offered:
     By  Diamond  Powersports              2,000,000  shares  of  common  stock
     By  Selling  Shareholders             1,045,450  shares  of  common  stock

Estimated  Offering  Price:
     By  Diamond  Powersports              $.50  per  share
     By  Selling  Shareholders             At  market

Proceeds  to  Diamond  Powersports
     Gross  Proceeds                       $1,000,000
     Estimated  Net  Proceeds

Proceeds  to  Selling  Shareholders
     Gross  Proceeds                       $  334,544
     Estimated  Net  Proceeds

Common  Stock  to  be
Outstanding  after  Offering:              16,256,192  shares

Dividend  Policy                           We do not anticipate paying dividends
                                           on our common stock in the
                                           foreseeable future.

Use  of  Proceeds                          We intend to use the proceeds from
                                           this Offering to fund working capital
                                           deficits.

Risk Factors                               This offering involved a high degree
                                           of risk, elements of which include:

                                           - We  had  a net loss from operations
                                             for  the  most  recent  annual  and
                                             quarterly  period.
                                           - There  is a risk that we may not be
                                             able to obtain the needed operating
                                             capital  to  run  our  business.
                                           - Introduction  of  new  services and
                                             products  by  our competitors could
                                             render  our  services  and products
                                             obsolete.
                                           - Since  our  common  stock  is
                                             considered  a  penny stock, it is a
                                             high risk investment and is subject
                                             to  restrictions  on marketability.
                                           - We  have  substantial  near-term
                                             capital  needs to run our business,
                                             and  there  is no assurance that we
                                             will be able to raise the necessary
                                             capital.
                                           - We  expect  that  competition  will
                                             intensify  and new competitors will
                                             enter  the  market  in  the future.
                                           - Our  principal stockholders control
                                             our  company  and  its  business
                                             affairs.
                                           - We  are dependent on the experience
                                             and  skills  of  our  President.
                                           - Skilled,  technical  labor has been
                                             difficult  to hire and our business
                                             depends  on  it.
                                           - We  have  not  and do not expect to
                                             pay  any  dividends  on  our common
                                             stock.
                                           - There  is  a  risk  that our common
                                             stock  may  not trade anywhere near
                                             the  offering  price because of the
                                             dilution  in  a  shareholder's
                                             ownership  percentage  after  the
                                             offering.
                                           - There is currently a limited market
                                             for  our  Common  Stock.
                                           - Future  sales  of  our common stock
                                             could put downward selling pressure
                                             on our shares, and adversely affect
                                             the  market  price.
                                           - This  offering  is  being conducted
                                             through our officers and directors;
                                             and  there  is  no minimum offering
                                             amount.
                                           - The  offering price was arbitrarily
                                             determined and bears no relation to
                                             our assets, revenues, book value or
                                             other  traditional  criteria  of
                                             value.
                                           - Provisions  of  our  Articles  of
                                             Incorporation and By-Law limits our
                                             ability  to  hold  directors  and
                                             officers  liable  for  breaches  of
                                             fiduciary  duties.
                                           - According  to  our  independent
                                             auditors,  there  is  a substantial
                                             doubt as to our ability to continue
                                             as  a  going  concern.




                         FINANCIAL SUMMARY INFORMATION.
                         ------------------------------

Because this is only a financial summary, it does not contain all the financial information that may be important to you. You should also read carefully all the information that is contained in this prospectus, including the financial statements and their explanatory notes.


Statements of Operations     For the year ended       For the nine months ended
                             December 31, 2002        September 30, 2001
------------------------     ------------------       -------------------------

Revenues                         $ 585,197                   $ 713,164
------------------------     ------------------       -------------------------
Cost  of  Sales                  $ 406,715                   $ 353,211
------------------------     ------------------       -------------------------
Gross  profit                    $ 178,482                   $ 359,953
------------------------     ------------------       -------------------------
Operating  expenses              $ 631,944                   $ 348,288
------------------------     ------------------       -------------------------
Income (loss) from               $(453,462)                  $  11,665
operations
------------------------     ------------------       -------------------------
Other  expense,  net             $  29,134                   $  20,631
------------------------     ------------------       -------------------------
Net  income  (loss)              $(482,596)                  $  (8,966)
------------------------     ------------------       -------------------------
Net  income  (loss)  per         $    (.05)               Less  than  $(.01)
common  share
------------------------     ------------------       -------------------------




     As of     As of
Balance  Sheet     December  31,  2002     September  30,  2003
------------------------     ------------------       -------------------------

Available  cash                  $     -0-                   $   1,287
------------------------     ------------------       -------------------------
Total  current  assets           $  66,695                   $ 168,678
------------------------     ------------------       -------------------------
Other  assets                    $     300                   $   6,631
------------------------     ------------------       -------------------------
Total  Assets                    $  70,748                   $ 203,033
------------------------     ------------------       -------------------------
Current  liabilities             $ 560,428                   $ 285,049
------------------------     ------------------       -------------------------
Note  Payable  (current)         $  54,518                   $  77,481
------------------------     ------------------       -------------------------
Total  liabilities               $ 560,428                   $ 285,049
------------------------     ------------------       -------------------------
Stockholders  equity             $(489,680)                  $ (82,016)
(deficiency)
------------------------     ------------------       -------------------------
Stockholders  equity
and  Liabilities                 $  70,748                   $ 203,033
------------------------     ------------------       -------------------------



                                  RISK FACTORS

AN INVESTMENT IN THE SHARES OF COMMON STOCK OFFERED IN THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. WE CANNOT ASSURE THAT WE WILL EVER GENERATE SIGNIFICANT REVENUES, DEVELOP OPERATIONS, OR MAKE A PROFIT.

WE HAD A NET LOSS FROM OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003 OF ($8,966). THIS IS ATTRIBUTABLE TO AN INCREASE IN OUR ADMINISTRATIVE EXPENSES. THERE IS A RISK THAT WE MAY NOT BE PROFITABLE IN THE FUTURE.

     We had a net loss from operations for the nine months ended September 30, 2003 of ($8,966). We had a net loss from operations for the year ended December 31, 2001 of ($133,956) and a net loss from operations for the year ended December 31, 2002 of ($482,596). Our total stockholders' deficit as of September 30, 2003 amounted to ($82,016). We may not be profitable in the future or have a positive stockholders' equity. The recent loss for the nine months ended September 30, 2003 was primarily attributable to an increase in administrative expenses of $121,424 to $175,547 for the period.

OUR BUSINESS REQUIRES SIGNIFICANT OPERATING CAPITAL AND THERE IS A RISK THAT WE WILL BE UNABLE TO OBTAIN NEEDED CAPITAL, WHICH WOULD REQUIRE US TO CURTAIL OUR OPERATIONS.

     We presently have limited operating capital. Current revenue from our wholesale and distribution accounts is not sufficient to maintain our presence in the market, and we are dependent upon receipt of additional capital to expand our business as intended. This offering is comprised of selling security holders only; therefore no additional capital will come into Diamond Powersports, Inc. as a result of this offering. There is a risk that we will be unable to obtain additional capital when needed after this offering, which would require us to curtail our operations.

THE INDUSTRY IN WHICH WE OPERATE AND THE MARKET FOR OUR SERVICES IS CHARACTERIZED BY RAPID TECHNOLOGICAL DEVELOPMENTS, EVOLVING INDUSTRY STANDARDS, AND FREQUENT NEW PRODUCT AND SERVICE INTRODUCTIONS AND ENHANCEMENTS. THERE IS A RISK THAT THE INTRODUCTION OF NEW PRODUCTS AND SERVICES BY OUR COMPETITORS COULD RENDER OUR EXISTING SERVICES OBSOLETE AND UNMARKETABLE, ESPECIALLY BECAUSE WE CAN NOT AFFORD TO KEEP PACE WITH OUR COMPETITION.

     The industry in which Diamond Powersports, Inc. operates and the market for our services is characterized by rapid technological developments, evolving industry standards, and frequent new product and service introductions and enhancements. The development and introduction of new products and services by our competitors could render our existing services obsolete and unmarketable. Our business depends in significant part on its ability to continually improve the performance, features, and reliability of its motorcycle accessories and apparel products and services, and to modify its manufacturing operations to work with new technological standards in response to both evolving demand in the marketplace and competitive products and services. Our pursuit of improved performance, new features, and necessary technological advances will require substantial time and expense, and there can be no assurance that Diamond Powersports, Inc. will succeed in adapting its products to changing technology standards and customer requirements.

BECAUSE OUR STOCK IS CONSIDERED A PENNY STOCK ANY INVESTMENT IN OUR STOCK IS CONSIDERED TO BE A HIGH-RISK INVESTMENT AND IS SUBJECT TO RESTRICTIONS ON MARKETABILITY.

     Our Shares are "penny stocks" within the definition of that term as contained in the Securities Exchange Act of 1934, which are generally equity securities with a price of less than $5.00. Our shares will then be subject to rules that impose sales practice and disclosure requirements on certain broker-dealers who engage in certain transactions involving a penny stock. These rules impose restrictions on the marketability of the common stock and may affect its market value.

WE HAVE SUBSTANTIAL NEAR-TERM CAPITAL NEEDS, AND WE MAY BE UNABLE TO OBTAIN THE ADDITIONAL FUNDING IN THE CAPITAL MARKETS NEEDED TO ENABLE US TO CONTINUE TO OPERATE IN THE FUTURE.

     We do not have sufficient liquid assets to continue to operate Diamond Powersports. Accordingly, we will seek additional outside sources of capital such as conventional bank financing; however, there can be no assurance that additional capital will be available on favorable terms to us. If adequate funds are not available, we may be required to curtail operations.

     In addition, we have only a limited credit facility and other committed sources of capital. We may be unable to expand credit arrangements on satisfactory terms. If capital resources are insufficient to meet our future capital requirements, we may have to raise funds by a public offering to continue our operations. To the extent that additional capital is raised through the sale of equity and/or convertible debt securities, the issuance of such securities could result in dilution to our shareholders and/or increased debt service commitments. If adequate funds are not available, we may be unable to sufficiently develop our operations to become profitable.

THE MOTORCYCLE ACCESSORIES AND APPAREL MARKET IS COMPETITIVE AND THERE ARE NO SUBSTANTIAL BARRIERS TO ENTRY. WE EXPECT THAT COMPETITION WILL INTENSIFY AND THAT NEW COMPETITORS WILL ENTER THE MARKET IN THE FUTURE. OUR ABILITY TO COMPETE DEPENDS ON A NUMBER OF FACTORS, THE FAILURE OF ANY NUMBER OF WHICH COULD CAUSE US ADDITIONAL LOSSES.

     The motorcycle accessories and apparel market is competitive and there are no substantial barriers to entry. We expect that competition will intensify and that new competitors will enter the market in the future. Increased competition will result in reduced profit margins on products. Diamond Powersports, Inc. believes that its ability to compete successfully depends on a number of factors, including brand awareness and market presence; the quality of its advertising services; ease of use and timing of introductions of new products by Diamond Powersports, Inc. and its competitors; our ability to establish co-marketing relationships; and industry and general economic trends. The failure of any number of these factors could cause us additional losses.

OUR PRINCIPAL STOCKHOLDERS CONTROL OUR BUSINESS AFFAIRS IN WHICH CASE YOU WILL HAVE LITTLE OR NO PARTICIPATION IN OUR BUSINESS AFFAIRS.

     Currently, our principal stockholders, Pierre and Lisa Elliott, own approximately 75.1% of our common stock. As a result, they will have significant influence over all matters requiring approval by our stockholders without the approval of minority stockholders. In addition, they will be able to elect all of the members of our Board of Directors, which will allow them to significantly control our affairs and management. They will also be able to affect most corporate matters requiring stockholder approval by written consent, without the need for a duly noticed and duly-held meeting of stockholders. As a result, they will have significant influence and control over all matters requiring approval by our stockholders. Accordingly, you will be limited in your ability to affect change in how we conduct our business.

IF WE LOSE THE SERVICES OF OUR PRESIDENT, OUR BUSINESS MAY BE IMPAIRED BECAUSE OF HIS IRREPLACEABLE SKILLS AND EXPERIENCE.

     Our success is heavily dependent upon the continued active participation of our president, Mr. Pierre Elliott. Mr. Elliott has over ten years of experience in the motorcycle accessories and apparel business as the founder of Diamond Powersports. He has 25 years of experience in various aspects of this industry, including manufacturing, wholesaling, inventory management, quality control, and retail sales. The loss of Mr. Elliott's services in the areas of sales, marketing and manufacturing could severely harm our business. We do not maintain "key person" life insurance on Mr. Elliott. However, we do have a written employment agreement with Mr. Elliott that extends through December 31, 2004. There can be no assurance that we will be able to recruit or retain other qualified personnel, should it be necessary to do so.

DIAMOND POWERSPORTS, INC. INTENDS TO EXPAND ITS OPERATIONS IN TECHNICAL AREAS WITH SKILLED, TECHNICAL LABOR. IF SUCH LABOR IS DIFFICULT TO HIRE, WE MAY INCUR SERIOUS DELAYS AND EXPENSES IN TRAINING NON-TECHNICAL LABOR.

     Diamond Powersports, Inc. intends to expand its operations in technical areas, which demand skilled, technical labor. If such labor is difficult to identify and subsequently hire, we may be affected in materially adverse ways, including, among others, serious delays and expenses in training this non-technical labor or paying increased amounts to procure such labor.

THERE IS A VERY REAL RISK THAT THE SHARES WILL NOT TRADE AT ANYWHERE NEAR THE OFFERING PRICE AFTER THE OFFERING IS CONSUMMATED BECAUSE OF THE INCREASED NUMBER OF SHARES OUTSTANDING AFTER THE OFFERING.

     There is a very real risk that the shares will not trade at anywhere near the offering price after the offering is consummated because of the increased number of number of shares outstanding after the offering and the resulting dilution in ownership percentage.

WE  HAVE  NEVER  PAID  DIVIDENDS  ON  OUR COMMON STOCK AND YOU MAY NEVER RECEIVE
DIVIDENDS.   THERE  IS  A  RISK THAT AN INVESTOR IN OUR COMPANY WILL NEVER SEE A
RETURN  ON  INVESTMENT  AND  THE  STOCK  MAY  BECOME  WORTHLESS.

     We have never paid dividends on our common stock. We intend to retain earnings, if any, to finance the development and expansion of our business. Future dividend policy will be at the discretion of the Board of Directors and will be contingent upon future earnings, if any, our financial condition, capital requirements, general business conditions and other factors. Future dividends may also be affected by covenants contained in loan or other financing documents, which may be executed by us in the future. Therefore, there can be no assurance that cash dividends of any kind will ever be paid. If you are counting on a return on your investment in the common stock, the shares are a risky investment.

THERE  IS  CURRENTLY  A  LIMITED  MARKET  FOR  OUR  COMMON  STOCK.

     There is currently a limited trading market for our shares of Common Stock, and there can be no assurance that a more substantial market will ever develop or be maintained. Any market price for shares of our Common Stock is likely to be very volatile, and numerous factors beyond our control may have a significant adverse effect. In addition, the stock markets generally have experienced, and continue to experience, extreme price and volume fluctuations which have affected the market price of many small capital companies and which have often been unrelated to the operating performance of these companies. These broad market fluctuations, as well as general economic and political conditions, may also adversely affect the market price of our Common Stock. Further, there is no correlation between the present limited market price of our Common Stock and our revenues, book value, assets or other established criteria of value. The present limited quotations of our Common Stock should not be considered indicative of the actual value of Diamond Powersports or our Common Stock

FUTURE SALES OF OUR COMMON STOCK COULD PUT DOWNWARD SELLING PRESSURE ON OUR SHARES, AND ADVERSELY AFFECT THE STOCK PRICE. THERE IS A RISK THAT THIS DOWNWARD PRESSURE MAY MAKE IT IMPOSSIBLE FOR AN INVESTOR TO SELL HIS SHARES AT ANY REASONABLE PRICE.

     Future sales of substantial amounts of our common stock in the public market, or the perception that such sales could occur, could put downward selling pressure on our shares, and adversely affect the market price of our common stock. Such sales could be made pursuant to Rule 144 under the Securities Act of 1933, as amended, as shares become eligible for sale under the Rule.

THIS OFFERING IS BEING CONDUCTED BY OUR OFFICERS AND DIRECTORS; THERE IS NO MINIMUM OFFERING AMOUNT.

     We intend to conduct this offering through our officers and directors who have no experience in selling securities. In addition, there is no minimum offering amount. While we do intend to continue the offering until all shares are sold, there can be no assurance that we will sell even a minimum number of shares. Should this happen, we will utilize other means of raising capital. Our ability to continue our growth will depend on our ability to raise capital from other sources.

AN ARBITRARY DETERMINATION OF THE OFFERING PRICE INCREASES THE RISK THAT PURCHASERS OF THE SHARES IN THE OFFERING WILL PAY MORE THAN THE VALUE THE PUBLIC MARKET ULTIMATELY ASSIGNS TO OUR COMMON STOCK AND MORE THAN AN INDEPENDENT APPRAISAL VALUE OF US.

     The offering price for the shares was arbitrarily determined by our management. The offering price bears no relation to our assets, revenues, book value or other traditional criteria of value. Investors may be unable to resell their shares at or near the offering price, if they are able to resell the shares at all.

THERE IS LIMITED LIABILITY OF OUR MANAGEMENT UNDER OUR ARTICLES OF INCORPORATION AND BY-LAWS AND THEY ARE HELD HARMLESS FOR CERTAIN ACTIONS UNDER STATE LAW. SUCH PROVISIONS SUBSTANTIALLY LIMIT SHAREHOLDERS' ABILITY TO HOLD OFFICERS AND
DIRECTORS  LIABLE  FOR  BREACHES  OF  FIDUCIARY  DUTY.

     Diamond Powersports has adopted provisions to its Articles of Incorporation and Bylaws which limit the liability of its Officers and Directors, and provide for indemnification by Diamond Powersports of its Officers and Directors to the full extent permitted by Florida corporate law, which generally provides that its officers and directors shall have no personal liability to Diamond Powersports or its stockholders for monetary damages for breaches of their fiduciary duties as directors, except for breaches of their duties of loyalty, acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, acts involving unlawful payment of dividends or unlawful stock purchases or redemptions, or any transaction from which a director derives an improper personal benefit. Such provisions substantially limit the shareholder's ability to hold officers and directors liable for breaches of fiduciary duty, and may require Diamond Powersports to indemnify its officers and directors. This limits a shareholder's ability to hold officers and directors accountable in general, which renders their investment more risky.

OUR INDEPENDENT AUDITORS HAVE NOTED IN THEIR OPINION THAT WE HAVE SUFFERED RECURRING LOSSES, NEGATIVE WORKING CAPITAL AND CERTAIN DEBT IS IN DEFAULT, WHICH RAISES SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

     Our independent auditors prepared our financial statements assuming we will continue as a going concern. In that regard, they have noted in their opinion that we have suffered recurring losses, negative working capital and certain debt is in default, which raises substantial doubt about our ability to continue as a going concern. Our plans in regard to this condition include (1) obtaining funding from new investors to alleviate our capital deficiency, (2) refinancing existing debt on existing assets, and (2) seeking additional distribution affiliates to increase sales and improve cash flows. There can be no assurances that these plans will be successful.



                                USE OF PROCEEDS

     The net proceeds of this offering will be $973,877 (gross proceeds of $1,000,000 less offering costs of $26,123) if all of the Shares are sold. We intend to use the net proceeds according to the following schedule:


                                    Shares  Sold  in  Offering
                              --------------------------------------------------
                                 10%          25%           50%         100%
PROCEEDS
  Gross  Proceeds             $100,000     $250,000      $500,000    $1,000,000
  Less  Offering  Costs       $(26,123)    $(26,123)     $(26,123)   $  (26,123)
                              --------     --------      --------    ----------
  Net  proceeds               $ 73,877     $223,877      $473,877    $  973,877
                              --------     --------      --------    ----------
USES
  Working  Capital            $ 73,877     $200,000     $250,000     $  500,000
  Advertising                 $    -0-     $    -0-     $100,000     $  200,000
  Inventory  purchases        $    -0-     $ 23,877     $123,877     $  273,877
                              --------     --------      --------    ----------
  Total uses                  $ 73,877     $223,877     $473,877     $  973,877
                              --------     --------      --------    ----------


                        DETERMINATION OF OFFERING PRICE

     Our Common Stock is traded on the OTC Bulletin Board under the symbol "DPWS". The offering price for the shares was arbitrarily determined by our management. The offering price bears no relation to our assets, revenues, book value or other traditional criteria of value.

                                    DILUTION

At September 30, 2003, Diamond Powersports' net tangible book value was a negative $82,016, or $ (.01) per share of common stock, with 9,583,700 shares issued and outstanding. Net tangible book value per share represents total tangible assets, less total liabilities, divided by the number of shares of common stock outstanding.

     Assuming the sale of the two million shares offered by Diamond Powersports under this prospectus at a public offering price of $.50 per share, of which there is no assurance, and after deducting the estimated expenses of this offering, Diamond Powersports' pro forma net tangible book value, at September 30, 2003 would have been $891,861, or $.09 per share of common stock, with 11,583,700 shares issued and outstanding. This represents an immediate increase in net tangible book value of $.08 per share to existing stockholders and an immediate dilution of $.41 per share to new investors participating in this offering. If Diamond Powersports actually sells less than the full two million shares it is offering, the dilution to purchasers will increase proportionately.

     Purchasers of the shares will have paid $.50 per share for two million shares, or 17 percent of issued and outstanding common stock, compared to an average price per share of $.015 paid in cash to Diamond Powersports by existing stockholders for 9,583,700 shares, or 83 percent of the issued and outstanding common stock. The cash amount paid by existing stockholders does not include the value of services received.

                            SELLING SECURITY HOLDERS

     This prospectus covers the resale of 1,045,450 shares of our common stock. None of the selling security holders are "affiliated" with our company within the meaning of the Securities Act of 1933, as amended.

     The following table sets forth the name of each selling security holder and the number of shares of common stock beneficially owned by each selling security holder, all of which is included for sale in this prospectus. Assuming the sale of all of the shares offered by each selling security holder, neither of them will own any of our shares at the conclusion of the offering.


                    Relationship  Amount Owned  Amount      Amount Owned  Percent Owned
 Name               With Issuer   Prior to      To Be       After         Before/After
                                  Offering      Registered  Offering      Offering
---------------     ------------  ------------  ----------  ------------  -----------------
Big  Apple          Consultant    1,000,000     1,000,000      0          7.0%/Less than 1%
Consulting USA,
Inc. (1)
 ----               ------------  ------------  ----------  ------------  -------------
Greentree           Consultant       45,450        45,450      0          Less  than  1%
Financial
Group, Inc. (2)
---------------     ------------  ------------  ----------  ------------  -----------------
TOTALS                            1,045,450     1,045,450      0
---------------     ------------  ------------  ----------  ------------  -----------------


(1) Big Apple Consulting USA, Inc. is Delaware corporation, which is controlled by Marc Jablon. Big Apple Consultiung USA, Inc. received the 1,000,000 shares of our common stock for investor relation services and public relations services for our Company.
(2) Greentree Financial Group, Inc. is a Florida corporation, which is equally owned by Michael Bongiovanni and R. Chris Cottone. Greentree Finacial Group, Inc. received the 45,450 shares of our common stock being registered in this offering for their assistance in preparing this registration statement.

     Neither of these selling security holders informed us that he has any agreements, arrangements or understandings for the sale of his or her shares. All expenses of the registration of common stock on behalf of the selling security holders are being borne by our company.


                              PLAN OF DISTRIBUTION

By Diamond Powersports
----------------------

     Diamond Powersports is offering 2,000,000 shares of its common stock in a self-underwritten public offering. We do not intend to use an underwriter for this offering but we may use participating brokers. We intend to offer the shares of our Common Stock being registered through our officers and directors, including Pierre Elliott, Lisa Elliott, Alan Lichtman, Margaret Hurley and David
A. Lewis. None of these officers or directors will receive any compensation for shares sold. We may also pay participating brokers a commission of up to the maximum allowable rate to assist in our effort to sell the shares. None of our officers or directors have ever been affiliated with or employed by a securities broker-dealer. The offering will commence as of the date of this prospectus and will continue until all shares are sold. In this regard, we intend to amend this prospectus as needed. There is no minimum offering amount. We intend to offer the Shares in states where we can offer them. We may concentrate our sales efforts in the state of Florida.

     We plan to sell the shares directly to investors at a price of $.50 per share. We intend to use advertising and other means of public communication, including an explanation on our Web site of how to obtain a prospectus. We will receive the net proceeds from the sale of the 2,000,000 shares. There is no assurance that we will be able to sell all or any of these shares.

By Selling Security Holders
---------------------------

     The selling security holders are offering 1,045,450 shares of our common stock under this prospectus. We do not have any plan, agreement or understanding with the selling security holders regarding the coordination of our offering with theirs. In the event any of the selling security holders engages an underwriter, we will be obligated to amend this prospectus to identify the underwriter and disclose the terms of the underwriter's compensation and disclose any change in the plan of distribution.

     The selling security holders may sell the shares from time to time directly to purchasers or through underwriters, broker-dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or from the purchasers. We do not expect these discounts, concessions or commissions to be in excess of those customary in the types of transactions involved. We will not receive any proceeds from the sale of shares by selling security holders.

     The shares may be sold in one or more transactions at then prevailing market prices at the time of sale, at prices related to prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices. These sales may be in transactions, which may involve crosses or block transactions:

-    On  the  OTC  Bulletin  Board  or  in  the  over-the-counter  market.
- In transactions other than on the OTC Bulletin Board or on the over-the-counter market.
- Through the writing of options, whether the options are listed on an options exchange or otherwise.
- Through the settlement of short sales made after the effective date of this prospectus.

     In connection with the sale of the shares, or otherwise, the selling security holders may enter into hedging transactions with broker-dealers or financial institutions, which may in turn engage in short sales of the shares in the course of hedging the positions they assume. The selling security holders may also sell our common stock short, provided the sale is not made to close out their short positions, or loan or pledge their shares to broker-dealers who in turn may sell the shares.

     The aggregate proceeds to the selling security holders from the sale of the shares offered by them will be the purchase price of the shares less discounts, concessions and commissions, if any. The selling security holders reserve the right to accept an, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of the shares to be made directly or through agents.

     In order to comply with the securities laws of some states, if applicable, the shares may be sold in these jurisdictions only through registered or licensed securities brokers or dealers. In addition, in some states, the shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and has been complied with.

     The selling security holders and any underwriters, broker-dealers or agents who participate in the sale of the shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any discounts, concessions, commissions or profit they earn on any resales of the shares may be underwriting discounts or commissions under the Securities Act. Selling security holders and their agents who are "underwriters" within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Act. We have advised the selling security holders that they or persons acting on their behalf are required to deliver a copy of this prospectus when making sales of the shares.

     In addition, any shares covered by this prospectus which also qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. A selling security holder may transfer, devise or gift his shares by other means not described in this prospectus.

     This offering of shares for resale by the selling security holders will begin on the date of this prospectus and continue as long as this prospectus is in effect or until the selling security holders have sold all of their shares, whichever occurs first. If required, we will distribute a supplement to this prospectus or amend the registration statement of which this prospectus is a part to describe material changes to the terms of the offering.

     We are paying all of the costs for registering the shares for resale by the selling security holders. These expenses include the SEC's filing fees and filings fees under state securities or "blue sky" laws. The selling security holders will pay all underwriting discounts, commissions, transfer taxes and other expenses associates with their resale of the shares.

Regulation M Applies To The Selling Security Holders:
-----------------------------------------------------

     We have informed the selling security holders that a selling security holder, a group of selling security holders acting together, and family members of selling security holders should not place any bid for, purchase or attempt to purchase, directly or indirectly, any of our common shares in the public market before he, or all of them in the case of a group, have sold all of our shares he or she is entitled to sell under this prospectus. Also, the selling security holders should not attempt to convince anyone else to bid for or purchase our common stock in the public market before he has sold all of his shares covered by this prospectus. To do so may violate Regulation M under the Securities Exchange Act. Any person who, directly or indirectly, bids for or effects any purchase of the common stock for the purpose of pegging, fixing or maintaining the price of our common shares, practices known as "stabilizing", may violate Regulation M if the action does not comply with Regulation M. Furthermore, no person should engage in any activity that is fraudulent, manipulative, or deceptive under the federal securities laws and regulations.

                                LEGAL PROCEEDINGS

     We are not aware of any pending or threatened legal proceedings, in which we are involved. In addition, we are not aware of any pending or threatened legal proceedings in which entities affiliated with our officers, directors or beneficial owners are involved.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

Directors  and  Executive  Officers.

     Our Bylaws provide that we shall have that number of directors determined by the majority vote of the board of directors. Currently we have five directors. Each director will serve until our next annual shareholder meeting. Directors are elected for one-year terms. Our Board of Directors elects our officers at the regular annual meeting of the Board of Directors following the annual meeting of shareholders. Vacancies may be filled by a majority vote of the remaining directors then in office. Our directors and executive officers are as follows:

Name                        Age          Position
----                        ---          --------
Pierre Elliott               42          President and CEO for Diamond
                                         Powersports; Director

Lisa  Elliott                40          Controller;  Director

Alan  Lichtman               29          Operations  Manager;  Director

Margaret  Hurley             45          Director

David  A.  Lewis,  PH.D      49          Director

     Pierre Elliott has been President & CEO and Chairman of Diamond Powersports since its inception in 1992. Mr. Elliott has over 25 years experience in various aspects of the motorcycle industry including: manufacturing, wholesaling, inventory management, quality control, service and retail sales. During Diamond Powersports' history, Mr. Elliott developed and implemented all operations and developments creating a company that started with less than 50 customers, and today retails and wholesales products over 1,500 customers in South Florida and the Caribbean. Prior to this, Mr. Elliott also owned several local ventures during a time span of five years including a restaurant, a grocery store, and home cleaning service. During this time, Mr. Elliott gained experience modifying racing bikes on a part-time basis. Prior to this, Mr. Elliott had approximately 10 years of other industry experience in employment with various local motorcycle sales and service offices. Mr. Elliott is a member of the Diamond Racing team and the National Hot Rod Association. Pierre Elliott is married to Lisa Elliott.

     Lisa Elliott has served as Secretary and Director of Diamond Powersports since its inception in 1992. During her tenure she has been in charge of staffing, customer relations, and assists the accounting department. Mrs. Elliott served previously as a financial accountant for Colorfilm Video and Mobo Enterprises. During her tenure there, Mrs. Elliott was responsible for Diamond Powersports' daily accounting transactions including accounts receivable and accounts payable. Lisa Elliott is married to Pierre Elliott.

     Alan Lichtman serves as Diamond Powersports' Operations Manager and Director since August 1999. Mr. Lichtman has been directing retail and marketing operations for the last 8 years. Prior to joining Diamond Powersports, Mr. Lichtman was a licensed Financial Service Professional with First Union National Bank for five years. Mr. Lichtman's background also includes three years of retail operations work with Atlantic Records where he assisted in the marketing and distribution of new audio products. Mr. Lichtman will co-assist Mr. Elliott in Diamond Powersports' national operations.

     Margaret Hurley serves in the capacity as Director of Diamond Powersports since September of 1999. Mrs. Hurley currently works as a team manager for State Farm Insurance Co. where she has been employed for the past 19 years. Mrs.
Hurley's background experience consists of defining a market and managing the marketing process. Mrs. Hurley's responsibilities include managing market penetration and product quality control. Mrs. Hurley holds a bachelor's degree in Criminal Justice from the University of Central Florida.

     Dr. David A. Lewis serves in the capacity as Product Manager and Director of Diamond Powersports since September of 1999. Prior to joining Diamond Powersports, Dr. Lewis was the Director of Pastoral care at Covenant Life Christian Church in Ft. Lauderdale, Florida where he was employed for the last 12 years. Prior to this, Dr. Lewis owned Tropical Clima-Coat, Inc., which provided construction services to commercial and residential buildings. As the Owner/ President, Dr. Lewis managed all aspects of the business including construction operations, marketing, and accounting. Dr. Lewis has traveled to several countries outside the U.S., including Mexico, Kenya, Ecuador, Belize, and Haiti, to give seminars on organizational and corporate structure and provide corporate assistance to charitable organizations. Dr. Lewis holds his PH.D from So. Fla. Bible College and is licensed in the State of Florida as a counselor.

Promoters.

     We have engaged Big Apple Consulting USA, Inc. for investor relations and public relations services for our Company. Our engagement with them provides that they will profile our Company to the investment community via telephone conference calls and internet news dissemination. We have paid Big Apple Consulting USA, Inc. 1,000,000 shares of our common stock for their services. A copy of our agreement with Big Apple Consulting USA, Inc. is attached as an exhibit to this registration statement.


       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENTITEM

     The following tables set forth certain information concerning the ownership of Diamond Powersports' Common Stock as of January 16, 2004, with respect to:
(i) each person known to Diamond Powersports to be the beneficial owner of more than five percent of Diamond Powersports' Common Stock, (ii) all directors; and
(iii) directors and executive officers of Diamond Powersports as a group. The notes accompanying the information in the table below are necessary for a complete understanding of the figures provided below. As of January 16, 2004, there were 14,256,192 shares of common stock outstanding. As of January 16, 2004, there were no preferred shares outstanding.


Beneficial Owners of 5% or more of our Common Stock
     (1)                  (2)                          (3)                        (4)
Title of Class     Name and Address of          Amount and Nature            Percent of class
                   Beneficial Owner(s)          of Beneficial Ownership
--------------     -------------------          -----------------------      ----------------

Common Stock       Pierre Elliott                    10,708,735 (1)                75.1%
($.001 par value)  Lisa Elliott
                   10145 NW 46th Street
                   Sunrise, FL 33351

Common Stock       Marc Jablon                        1,000,000                     7  %
($.001 par value)  Big Apple Consulting
                   USA, Inc.
                   2232 E. Semoran Blvd.
                   Apopka, FL 32703





Ownership of Directors and Officers
     (1)                  (2)                          (3)                        (4)
Title of Class     Name and Address of          Amount and Nature            Percent of class
                   Beneficial Owner(s)          of Beneficial Ownership
--------------     -------------------          -----------------------      ----------------


Common Stock
($.001 par value)  Pierre Elliott                    10,708,735 (1)                75.1%
                   Lisa Elliott
                   10145 NW 46th Street
                   Sunrise, FL 33351

Common Stock
($.001 par value)  Alan Lichtman, Director               34,000                      **%
                   10145 NW 46th Street
                   Sunrise, FL 33351

Common Stock
($.001 par value)  Margaret Hurley                        4,000                      **%
                   10145 NW 46th Street
                   Sunrise, FL 33351

Common Stock
($.001 par value)  Dr. David A. Lewis                    54,000                      **%
                   10145 NW 46th Street
                   Sunrise, FL 33351

Common Stock
($.001 par value)  All Directors & Officers          10,800,735                    75.8%
--------------     -------------------          -----------------------      ----------------



(1) Pierre and Lisa Elliott are the beneficial owners of the above securities and hold them as Joint Tenancy with Rights of Survivorship.
**   Less  than  1%

                            DESCRIPTION OF SECURITIES

Qualification. The following statements constitute summaries of the material provisions of Diamond Powersports, Inc.'s Certificate of Incorporation and Bylaws, as amended. Such summaries do not purport to be complete and are qualified in their entirety by reference to the full text of the Certificate of Incorporation and Bylaws, which are contained in the Exhibits to this registration statement.

Our Articles of Incorporation authorize the issuance of up to 100,000,000 Common Shares, $.001 par value per Common Share. On August 1, 1999 we amended our Articles of Incorporation to authorize 5,000,000 shares of Preferred Stock, no par value per share. Such Preferred Stock may or may not be: issued in series, convertible into shares of common stock, redeemable by the company, and entitled to cumulative dividends. Other terms and conditions may be imposed at the time of issuance. However, since the writing of this report, no Preferred Shares were issued and outstanding.

Common Stock. Our Common Shares have a par value of $.001 per share, and have the following rights.

Liquidation Rights. Upon liquidation or dissolution, and after payment of the Preferred Shareholders, each outstanding Common Share will be entitled to share equally in the remaining assets of Diamond Powersports legally available for distribution to shareholders after the payment of all debts and other liabilities.

Dividend Rights. There are no limitations or restrictions upon the rights of the Board of Directors to declare dividends out of any funds legally available thereof. Diamond Powersports, Inc. has not paid dividends to date and it is not anticipated that any dividends will be paid in the foreseeable future. Our Board of Directors initially may follow a policy of retaining earnings, if any, to finance our future growth. Accordingly, future dividends, if any, will depend upon, among other considerations, Diamond Powersports, Inc.'s need for working capital and its financial conditions at the time.

Voting Rights. Holders of Common Shares of Diamond Powersports, Inc. are entitled to cast one vote for each share held at all shareholders meetings for all purposes.

Other Rights. Common Shares are not redeemable, have no conversion rights and carry no preemptive or other rights to subscribe to or purchase additional Common Shares in the event of a subsequent offering.

Preferred Stock. Diamond Powersports, Inc. is authorized to issue Five Million (5,000,000) Preferred Shares, no par value per share. The rights, preferences, privileges and restrictions granted to and imposed on the Common Shares and the Preferred Shares are identical in all respects, except that the holders of the Preferred Shares may have certain conversion rights and a liquidation preference upon such issuance. Terms of the Preferred Stock would be outlined by our Board of Directors in the event of such issuance.

                        INTEREST OF EXPERTS AND COUNSEL

     Our Financial Statements for the period ended December 31, 2002, have been included in this prospectus in reliance upon Perrella & Associates, P.A., independent Certified Public Accountants, as experts in accounting and auditing.

     The Law Offices of Harold H. Martin, P.A. has rendered an opinion on the validity of our common stock being registered. Neither the firm nor Harold H. Martin, Esq. is an affiliate of Diamond Powersports, Inc.

            DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
                          SECURITIES ACT LIABILITIES.

     Diamond Powersports, Inc. will indemnify to the fullest extent permitted by, and in the manner permissible under the laws of the State of Florida, any person made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, including an action involving liability under the Securities Act of 1933, as amended, by reason of the fact that he is or was a director or officer of Diamond Powersports, Inc., or served any other enterprise as director, officer or employee at the request of Diamond Powersports, Inc. The Board of Directors, in its discretion, shall have the power on behalf of Diamond Powersports, Inc. to indemnify any person, other than a director or officer, made a party to any action, suit or proceeding by reason of the fact that he/she is or was an employee of Diamond Powersports, Inc.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our directors, officers or controlling persons in the successful defense of any action, suit or proceedings, is asserted by such director, officer, or controlling person in connection with any securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issues.

                      ORGANIZATION WITHIN LAST FIVE YEARS

          We were originally incorporated in May 1992 in Florida as Diamond Racing, Inc. In August 1999, we amended our articles of incorporation to change our name to Diamond Powersports, Inc. to reflect management's plans to enter additional segments of the powersports apparel and accessory market. The "powersports" market consists primarily of street and off-road motorcycles, all-terrain vehicles ("ATVs"), and small watercrafts such as jet skis and powered kayaks.

     In 1999, we increased the authorized common shares from 300 shares to 100,000,000 shares, changed the par value of the common shares from $1.00 to $.001, authorized the issuance of 5,000,000 shares of preferred stock, and enacted a 27,000 to 1 stock split of the outstanding common stock.

     Also in 1999, we entered into a Consulting Services Agreement with Greentree Financial Group, Inc. Under the terms of the agreement, Greentree Financial Group, Inc. has agreed to use its best efforts to assist us in having our common stock publicly traded. In exchange for the following services, we have agreed to pay Greentree Financial Group, Inc. $125,000. These services include:

-    Assistance  with  the  preparation of our Form SB-2 registration statement;
-    State  Blue-Sky  compliance
-    Selection  of  an  independent  stock  transfer  agent;  and
-    Edgar  services.

     From October 1999 to December 1999, we sold 467,400 shares of our common stock, $.001 par value, at $.25 to unrelated investors in what was a private placement within the meaning of the rules and regulations under the Securities Act. Aggregate proceeds amounted to $116,850. We relied upon the exemption from registration provided by Section 4(2) and Rule 506 of Regulation D of the Securities Act, and on comparable exemptions under state laws. We believe these exemptions were available because the issuances were made to accredited investors in transactions not involving a public offering and we provided investors with the disclosures required by Regulation D.

     From October 2001 to April 2002, we sold 82,820 shares of our common stock, $.001 par value, between $.25-.50 per share to unrelated investors in what was a private placement within the meaning of the rules and regulations under the Securities Act. Aggregate proceeds amounted to $34,160. We relied upon the exemption from registration provided by Section 4(2) and Rule 506 of Regulation D of the Securities Act, and on comparable exemptions under state laws. We believe these exemptions were available because the issuances were made to accredited investors in transactions not involving a public offering and we provided investors with the disclosures required by Regulation D.

     During the first quarter of 2002, we issued 400,000 shares of our common stock to Greentree Financial Group, Inc. for professional services, including:

-    Assistance  in  preparation  of  private  offering  documents
-    Compliance  with  state  Blue  Sky  regulations
- Compliance with the Securities and Exchange Commission's periodic reporting requirements
-    Tax  and  accounting  services,  and
-    EDGAR  services
-    Preparation  of  interim  financial  information
-    Locating  product  vendors
-    Other  consulting  services

     Pursuant to the above, Greentree Financial Group, Inc. assisted us with our first three quarterly reports and first annual report that will be required to be filed with the Securities and Exchange Commission. Greentree Financial Group, Inc.'s owner-employees are Michael J. Bongiovanni and Robert Cottone, who are both licensed Certified Public Accountants and have a combined twenty years experience with assisting publicly traded companies with their reporting requirements such as Forms 10-K, 10-Q, 8-K. Both individuals also maintain a Masters of Accounting degree. We valued the shares at $.50 per share, yielding an aggregate amount of $200,000. This amount was included under operating expenses in our financial statements for the six months ended June 30, 2002.

     We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. We made this offering based on the following facts: (1) the issuance was an isolated private transaction which did not involve a public offering; (2) there was only one offeree, (3) the offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offeree was a sophisticated investor; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management.

     During the first quarter of 2002, 350,000 shares of our common stock were issued to Market Voice, Inc. in connection with their investor relation services for us. Market Voice's services include disseminating information on Diamond Powersports, Inc. to the public via press releases, Internet and radio. We valued the shares at $.50 per share, yielding an aggregate amount of $175,000. This amount was included in our financial statements under operating expenses for the six months ended June 30, 2002. Market Voice, Inc. also purchased 30,000 shares of common stock at $.50 per share during the first quarter of 2002. We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. We made this offering based on the following facts: (1) the issuance was an isolated private transaction which did not involve a public offering; (2) there was only one offeree, (3) the offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offeree was a sophisticated investor; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management.

     During the first quarter of 2002, an additional 27,500 shares were issued to six of our employees and subcontractors for administrative services performed for us. We valued the shares at $.50 per share, yielding an aggregate amount of $13,750. This amount was included under operating expenses in our financial statements for the six months ended June 30, 2002. We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. We made this offering based on the following facts: (1) the issuances were isolated private transaction which did not involve a public offering; (2) in each case, there was only one offeree, (3) the offerees have agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that they will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offerees were sophisticated investors; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between each offeree and our management.

     Also during the first quarter of 2002, we converted an unsecured convertible loan from a related party investor bearing interest at 8% per annum due on demand. At December 31, 2001 the balance due the investor was $17,500, including accrued interest, and it was converted into 70,000 shares of our common stock pursuant to an oral agreement made by Diamond Powersports in August 2000. We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. We made this offering based on the following facts: (1) the issuance was an isolated private transaction which did not involve a public offering; (2) there was only one offeree, (3) the offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offeree was a sophisticated investor; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management.

     During the year ended December 31, 2003, we issued 641,500 common shares for services rendered. The shares were valued at the quoted market price on the date of issuance which ranged from $.25-.35. The aggregate market value of the shares was approximately $179,000, of which $39,920 was included in selling, general and administrative expenses in the financial statements for the nine months ended September 30, 2003. The remainder will be included in selling, general and administrative expenses in the 2003 year end financial statements. We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. We made this offering based on the following facts: (1) the issuance was in isolated private transactions which did not involve a public offering; (2) in each case there was only one offeree, (3) the offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offeree was a sophisticated investor; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management.

     Also during the year ended December 31, 2003, we issued 122,142 shares of our common stock for $34,200. We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. We made this offering based on the following facts: (1) the issuance was in isolated private transactions which did not involve a public offering; (2) in each case there was only one offeree, (3) the offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offeree was a sophisticated investor; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management.

                            DESCRIPTION OF BUSINESS

     Unless the context requires otherwise, the terms "We," "Our" and "Us" refer to Diamond Powersports, Inc., a Florida corporation, and any predecessors. Originally incorporated in May 1992 in Florida as Diamond Racing, Inc., the name was changed in August of 1999 to Diamond Powersports, Inc. to reflect management's' plans to enter additional segments of the powersports apparel and accessory market. The "powersports" market consists primarily of street and off-road motorcycles, ATVs, and small watercrafts such as jet skis and powered kayaks.

     Since 1992, our Diamond Powersports, Inc. has concentrated operations primarily on the motorcycle accessory and apparel industry. Specifically, we have focused on the street motorcycle and cruiser segments of the accessory and apparel industry.

     Our operations primarily involve motorcycle accessory and apparel manufacturing and distributing, specializing in affordable brand name and after-market products. Through our emphasis on budget pricing and high quality products, we have developed a market in the motorcycle accessory and apparel industry. We currently operate one office that is maintained by a management team of three individuals. The present geographic area we operate includes primarily the Dade County, Broward County, and South Palm Beach County areas of South Florida. Additional markets have also developed in the Caribbean islands.

     Marketing for our products is accomplished through print ads in newspapers and magazines as well as wholesale referral. Additionally, we utilize a network of industry wholesale buyers to sell large product quantities.

     The motorcycle accessory and apparel industry is highly competitive with respect to price, service, quality, and location. There are numerous competitors in the motorcycle accessory and apparel industry such as Dennis Kirk, Chaparral and Motorcycle Stuff that possess substantially greater financial, marketing, personnel and other resources than Diamond Powersports. There can be no assurance that we will be able to respond to various competitive factors affecting the business. We plan to gain a competitive advantage over our competitors in the motorcycle accessories and apparel industry by offering quality products and services at a low price.

     Our services include international shipping and a thirty day refund policy, which many industry distributors do not currently offer. We believe our product prices, product quality and good customer service will differentiate our products from our competitors. For example, many of our listed prices currently match or are lower than the advertised prices of our major competitors. In addition, the aluminum metal alloy used in our lowering links and top clamps is a 7075 alloy that has been tested by Kaiser Aluminum, a non-affiliate, to be stronger than most traditional metal alloys. Our other products use a 6061 alloy that is slightly less in strength than the 7075 alloy but remains stronger than most of our competitors products. There are some competitors currently using the 6061 alloy in their products but we are not currently aware of any other companies using 7075 aluminum alloy in lowering links or top clamps. Also, we offer next day shipping on our products and our customer service professionals have an average of five years in the motorcycle industry which allows them to better serve our customers. However, since many of our competitors have greater brand loyalty and more capital resources than we do, there can be no assurance we will be successful in gaining that competitive advantage in our marketplace.

     The main markets for Diamond Powersports are individual retail customers and wholesale buyers and no single customer makes up more than ten percent of the total revenues of Diamond Powersports, Inc. We do not expect that this will change in the future.

     We have three full-time employees. We also have two management consultants that are each independently contracted with by Diamond Powersports, Inc. to service and provide financial consulting and services relating to this registration statement on Form SB-2, which is being filed with the Securities and Exchange Commission.

Our  product  line  consists  primarily  of  the  following:

-     Air filters          Fuel valves          Throttle assemblies
-     Air shifters         Gaskets              Tires
-     Carburetors          Ignitions            Transmission and clutch parts
-     Chains               Piston kits          Valves
-     Cylinders            Race engine valves   Velocity stacks
-     Exhaust systems      RPM limiters         Wheels
-     Frame sliders        Sprockets            Other racing components

     We currently manufacture and assemble the frame sliders, wheels, lowering links, adjustable kick stands and top clamps. Other products are purchased on a wholesale basis from manufacturers. We accomplish our manufacturing either in our warehouse facility or through our arrangement with Henderson Industrial Technology with whom we have an oral agreement to outsource certain alloy metal product manufacturing at fixed prices. Our agreement with Henderson Industrial technologies is non-exclusive and other companies may utilize their manufacturing services as well. This agreement can be cancelled by either party at any time. We do not typically provide installation services for our products.

     Diamond Powersports does not expect that any single customer will account for more than ten percent of our business. At the present time there is no need for governmental approvals, though this may change in the future.

     The Diamond Powersports, Inc. staff is projected at 4-5 new employees for the next twelve months. The three managers that are presently on staff will supervise these new employees.

MANUFACTURING  AND  DISTRIBUTING

     Our inventory consists of products which we either purchase from wholesalers or manufacture under our brand name Diamond Powersports. Of our 2,500 total square feet of facility, 900 square feet is dedicated to manufacturing, assembly and packaging of our products. We also subcontract approximately fifty percent of our manufacturing to a local machine shop. Currently, we use Henderson Industrial Technology in Ft. Lauderdale, Florida to manufacture our own line of alloy racing wheels. We do not have any written agreements with respect to our manufacturing arrangements with Henderson Industrial Technology. Our oral agreement can be cancelled by either party at any time. Henderson Industrial Technology assists us with manufacturing of certain alloy metal products at fixed prices per unit. However, we still assemble, package and ship the products manufactured from their location. If Henderson Industrial Technology was unable to fulfill our product manufacturing, we could use other local machine shops with approximately the same terms.

ENVIRONMENTAL  LAW  COMPLIANCE

     There are no current existing environmental concerns for our manufacturing or our products and services. If this changes in the future, we make every effort to comply with all such applicable regulations.

REPORTS  TO  SECURITY  HOLDERS
------------------------------

     After the effective date of this document, we will be a reporting company under the requirements of the Securities Exchange Act of 1934 and will file quarterly, annual and other reports with the Securities and Exchange Commission. Our annual report will contain the required audited financial statements. We are not required to deliver an annual report to security holders and will not voluntarily deliver a copy of the annual report to security holders. The reports and other information filed by us will be available for inspection and copying at the public reference facilities of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549.

     Copies of such material may be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the Commission maintains a World Wide Website on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.


                      MANAGEMENT'S DISCUSSION AND ANALYSIS

     The discussion contained in this prospectus contains "forward-looking statements" that involve risk and uncertainties. These statements may be identified by the use of terminology such as "believes", "expects", "may", or "should", or "anticipates", or expressing this terminology negatively or similar expressions or by discussions of strategy. The cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this prospectus. Our actual results could differ materially from those discussed in this prospectus. Important factors that could cause or contribute to such differences include those discussed under the caption entitled "risk factors," as well as those discussed elsewhere in this prospectus.

DIAMOND POWERSPORTS

     We were incorporated in Florida on May 13, 1992 to engage in the business of distributing motorcycle parts and accessories primarily in the South Florida area. Our products and services are offered to both retail consumers and wholesale buyers. Orders for our products are typically shipped in one to three days from the time of order. All retail and wholesale orders are fulfilled from our warehouse location in Sunrise, Florida. We do not have a retail showroom. Our retail customers typically locate Diamond Powersports through either our product catalog or print advertisements in industry publications. Our long-term plans include opening a retail location in Ft. Lauderdale, Florida. However, no formal developments of this plan have been made as of the date of this registration statement.

     We have developed a strategy to expand our operations. Currently, this business plan includes:

- Growing our revenues through new product offerings. During 2001, we released several new products including frame sliders, wheels, lowering links, adjustable kick stands and top clamps.
- Increase the marketing of our products to additional geographical areas. Although we currently deliver our products on a national and international basis, we focus the majority of our marketing efforts within the South Florida marketplace. We plan to increase our marketing efforts to other markets. For example, we have looked into marketing such areas as central Florida and North Carolina.
- Reducing costs of sales through strategic vendor relationships. Many of our vendors have orally agreed to provide discounts or additional credit terms if our volume of buying increases. We believe an increase in our purchasing will reduce our cost of sales as a percentage of sales.
- Obtain additional funding. Currently, our assets and income are insufficient to fund our business plan. We may need to raise capital through debt or a follow on stock offering. We presently have no commitments for either of these sources of funding. Our business plan may be adversely affected if we are unable to raise additional capital.

Results  of  Operations.

     For  the  periods ended September 30, 2003 and 2002 and for the years ended
December  31,  2002  and  2001.

Sales.

     Sales for the nine months ended September 30, 2003 were $713,164 versus sales of $489,411 for the same period in 2002, an increase of 46%. Sales for the year ended December 31, 2002 were $585,197 versus sales of $361,139 for the year ended December 31, 2001, an increase of 62%. We attribute the increase in sales to new and improved parts as well as a growing awareness of our products. Product sales consisted primarily of the following:

-     Air filters          Fuel valves          Throttle Assemblies
-     Air shifters         Gaskets              Tires
-     Carburetors          Ignitions            Transmission and clutch parts
-     Chains               Piston kits          Valves
-     Cylinders            Race engine valves   Velocity stacks
-     Exhaust systems      RPM limiters         Wheels
-     Frame sliders        Sprockets

     All revenues were from unrelated third parties and were made to retail consumers and wholesale buyers.

Cost  of  Goods  Sold.

     The cost of goods sold includes the purchase price for our parts and accessories plus other direct costs associated with making the products available for resale. It is customary to experience variations in the cost of sales as a percentage of net sales based on the types of products sold. Our gross margins typically range between [15-30]%.

     The cost of goods sold for the nine months ended September 30, 2003 was $353,211 versus $358,978 for the same period in 2002. The cost of goods sold for the year ended December 31, 2002 was $406,715 versus $284,646 in the same period in 2001. Cost of sales as a percentage of sales for 2002 was 70%, and for 2001 was 79%.

     We expect cost of sales as a percentage of sales to decrease to around 60% of total sales for fiscal year 2003 as new products with better margins have been developed. For example, our frame sliders, wheels, lowering links, adjustable kick stands and top clamps were introduced last year which have between a 90-300 percent price markup, depending on whether they are sold wholesale or retail. If we can successfully grow our revenues through sales of these higher margin products, our cost of sales as a percentage of sales should be lower in future periods. In addition, volume discounts will be available to us if we are successful in achieving sales growth in the future, which will further reduce our cost of sales as a percentage of sales.

Expenses.

     Selling, general and administrative expenses for the nine months ended September 30, 2003 and 2002 were $348,288 and $529,384, respectively, a decrease of $181,096. The decrease in expenses was primarily attributable to common stock issued for services during the 2002 period. During the period ended September 30, 2002, we issued 777,500 shares of our common stock for services which were valued at the market price at the date of issuance, or $388,750. Although we did not incur such significant non-cash expenses in the 2003 period, we had approximately $200,000 in other increases during the period which were primarily from payroll for three new employees and additional overhead from moving into our new facility in Sunrise, Florida.

     Selling, general and administrative expenses for the years ended December 31, 2002 and 2001 were $631,944 and $180,380, respectively, an increase of $451,564. The increase was also primarily attributable to the $388,750 in common stock issued for services. Other notable expense account differences included the following:

-    Subcontract  labor  increased  $24,100.
-    Advertising decreased $15,750.

     Our other selling, general and administrative expenses remained either fixed or relatively constant during 2002.

     We expect increases in expenses through the year 2004 as we move towards developing our business plan. We expect the increase to be primarily in sales related expenses such as advertising and salespersons' salaries.

Income  /  Losses.

     Net loss for the nine months ended September 30, 2003 was $8,966 versus a loss of $403,131 in the same period in 2002, a decrease of $394,165. The decrease was primarily attributable to our increase in sales and decrease on total expenses for the period.

     Net loss for the year ended December 31, 2002 was $482,596 versus $133,956 in 2001, an increase of $348,640. The increase was also primarily attributable to the $388,750 in common stock issued for services during 2002. We expect to continue to incur losses at least through the first half of the year 2004. In addition, there can be no assurance that we will achieve or maintain profitability or that our revenue growth can be sustained in the future.

Impact  of  Inflation.

     We believe that inflation has had a negligible effect on operations since inception. We believe that we can offset inflationary increases in the cost of labor by increasing sales and improving operating efficiencies.

Liquidity  and  Capital  Resources.

     Cash flows provided by operations were $946 for the nine months ended September 30, 2003 versus cash provided by operations of $9,796 in 2002. Cash flows for 2002 were primarily from $388,750 in issuances of common stock for services and an increase in accounts payable of $46,120, partially offset by the net loss for the period of $403,131 and an increase in inventory of $27,596. Cash flows for the nine months ended September 30, 2003 were primarily attributable to a $39,920 in common stock issued for services and $83,351 in accrued compensation partially offset by increases in accounts receivable and inventory for the period of $47,154 and $46,831, respectively.

     Cash flows used in operations were $21,301 for the year ended December 31, 2002 versus a negative $14,468 in 2001. Cash flows used in operations for both years were primarily attributable to our net loss from operations partially offset by the increase in accounts payable. We did not have any material receivables over 30 days old as of September 30, 2003.

     Cash flows used in investing activities were $20,337 for the nine months ended September 30, 2003 versus $-0- during the same period in 2002 which was attributable to purchases of property and equipment. We did not have any cash flows from investing activities during the years ended December 31, 2002 and 2001.

     Cash flows provided by financing activities were $20,678 for the nine months ended September 30, 2003 versus a negative $15,399 during the same period in 2002. Cash flows for the 2003 period included $24,700 in sales of common stock partially offset by net loan repayments of $4,022.

     Cash flows generated from financing activities were a negative $27,173 for the year ended December 31, 2002 versus $20,332 for the year ended December 31, 2001. Cash flows for the year ended December 31, 2002 included $19,150 in proceeds from sales of common stock to various individual investors pursuant to a Regulation D offering. Cash flows from financing activities for the year ended December 31, 2002 included repayments on stockholder loans of $40,333. The shareholder loans bear interest at 8% per annum and are unsecured by Diamond Powersports' assets. The shareholder loan is not evidenced by a written note, but rather is an oral agreement between the shareholder and Diamond Powersports. Cash flows from financing activities for both years also included borrowings and (repayments) of $5,990 and $(5,102), respectively, pursuant to two bank lines of credit which bear interest between 10.25% and 17.9%. The credit lines are unsecured and are due on demand.

     Debt in default and related cure. The Note Payable to Bank for $77,481 on our Balance Sheet represented a promissory note to Bank of America, N.A. collateralized by certain transportation equipment (a 1991 Fleetwood American Eagle) with a net book value of $24,000 at September 30, 2003. The equipment was a large recreational vehicle with towing capacity that we use to haul inventory to several dozen annual motorcycle races and industry trade shows. The equipment was purchased from the proceeds of the loan and is used exclusively for our business. The loan was guaranteed by one of Diamond Powersports' officers and is payable in monthly installments of approximately $911, which includes interest at 10.50% per annum. The loan originally is scheduled to mature on December 11, 2013 but was in default. Accordingly, all amounts have been classified as current in the accompanying balance sheet. During the fourth quarter of 2003, we issued 1,340,110 shares of restricted common stock to Pierre and Lisa Elliott in exchange for their agreement to payoff the camper.

     Going concern opinion. As shown in our accompanying financial statements, our independent auditors have raised substantial doubt about our ability to continue as a going concern. The ability of Diamond Powersports to continue as a going concern is dependent on developing operations, increasing revenues and obtaining new capital. Management has enacted the following plan to address these issues: (1) obtain funding from new investors to alleviate the Diamond Powersports' capital deficiency, (2) refinance existing debt on existing assets, and (2) seek additional distribution affiliates to increase sales and improve cash flows for Diamond Powersports.

     Bank Lines of Credit. Diamond Powersports has two unsecured bank lines of credit bearing interest between 10.25% and 17.9% at September 30, 2003 which are due on demand. The lines of credit have a maximum credit available of $60,000. The principal balance outstanding at September 30, 2003 was $29,471. The lines of credit are guaranteed by our President, Mr. Pierre Eilliott. The lines of credit have a revolving feature, similar to a credit card where minimum monthly payments are due. These minimum payments are currently around $350 per month. There is not a formal written agreement in connection with these credit lines.

     We estimate we will need approximately $50,000 in additional capital during 2004. This offering is intended to address that problem. If revenues increase during 2004, we may have sufficient cash flow from operations. During the nine months ended September 30, 2003, we had a positive $946 in cash flow from operations.

     Overall, we have funded our cash needs from inception through September 30, 2003, with a series of debt and equity transactions, primarily with related parties. With this equity financing, we are attempting to raise capital from unrelated third parties. The failure of this equity financing could have a material adverse effect on operations and financial condition.

     We had cash on hand of $1,287 and a working capital deficit of $116,371 as of September 30, 2003. We had cash on hand of $ -0- and a working capital deficit of $493,733 as of December 31, 2002. Our working capital deficit is primarily due to current obligations in accounts payable, accrued payroll for stockholders and loans from stockholders. We will substantially rely on the existence of revenue from our business; however, we have no current or projected capital reserves that will sustain our business for the next 12 months. Currently, we have enough cash to fund our operations for about six months. This is based on current cash flows from operations and projected revenues. Also, if the projected revenues fall short of needed capital we may not be able to sustain our capital needs. We will then need to obtain additional capital through equity or debt financing to sustain operations for an additional year. A lack of significant revenues in 2004 will significantly affect our cash position and move us towards a position where the raising of additional funds through equity or debt financing, such as the current offering, will be necessary. Our current level of operations would require capital of approximately $10,000 to sustain operations through year 2003 and approximately $50,000 per year thereafter. Modifications to our business plans or a new retail location may require additional capital for us to operate. For example, if we are unable to raise additional capital in this current offering we may need to curtail our number of new product offerings or limit our marketing efforts to the most profitable geographical areas. This may result in lower revenues and market share for Diamond Powersports. In addition, there can be no assurance that additional capital in the future will be available to us when needed or available on terms favorable to Diamond Powersports.

     On a long-term basis, liquidity is dependent on continuation and expansion of operations, receipt of revenues, and additional infusions of capital and debt financing. We are considering opening new retail sales locations that have showrooms during the second half of 2004. Our current capital and revenues are insufficient to fund such expansion. If we choose to launch such an expansion campaign, we will require substantially more capital. The funds raised from this offering will also be used to market our products and services as well as expand operations and contribute to working capital. However, there can be no assurance that we will be able to obtain additional equity or debt financing in the future, if at all. If we are unable to raise additional capital, our growth potential will be adversely affected and we will have to significantly modify our plans. For example, if we unable to raise sufficient capital to develop our business plan, we may need to:

-    Curtail  new  product  launches
-    Forego or postpone opening new retail sales locations, or
- Limit our future marketing efforts to areas that we believe would be the most profitable.

     Demand for the products and services will be dependent on, among other things, market acceptance of our products, the motorcycle parts and accessories market in general, and general economic conditions, which are cyclical in nature. Inasmuch as a major portion of our activities is the receipt of revenues from the sales of our products, our business operations may be adversely affected by our competitors and prolonged recession periods.

     Our success will be dependent upon implementing our plan of operations and the risks associated with our business plans. We operate a motorcycle parts and accessories distribution business to retail consumers and wholesale buyers. We plan to strengthen our position in these markets. We also plan to expand our operations through aggressively marketing our products and Company concept.

                            DESCRIPTION OF PROPERTY

     Our executive offices are located at 5150 Northwest 109th Avenue, Suite 4 - Sunrise, Florida 33351. These offices consist of 3,500 square feet which we lease beginning in May 2003 pursuant to an operating lease. Pursuant to the terms of our lease, we currently pay $2,650 per month. Rental payments and related expense for the years ending December 31, 2002 and 2001 were $19,995 and $18,188, respectively, which was approximately $1,650 per month. We also maintain a standard general comprehensive public liability insurance policy as part of our lease agreement. We project that our current offices have adequate capacity to accommodate Diamond Powersports' growth. If we needed additional space, our landlord has orally agreed to lease neighboring warehouse bays, which will be an additional 1,500 square feet, for an additional $1,250 per month. This new lease would carry a minimum one-year lease term.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     We had a shareholder loan payable to our President, Pierre Elliott at December 31, 2002 which bore interest at 8% and was due on demand. At September 30, 2003, the balance due the officer was $17,057, which also included accrued interest. During the fourth quarter of 2003, we converted the loan into 80,000 shares of our common stock.

     We had an unsecured convertible loan from Rosemary Elliott, mother of our President, bearing interest at 8% per annum due on demand. At December 31, 2001, the balance due the investor was $17,500, which also included accrued interest. During the first quarter of 2002, we converted the note into 70,000 shares of our common stock.

     We had accrued but unpaid payroll obligations owing to the President and Secretary of Diamond Powersports as of September 30, 2003, in the amount of $16,711. The amounts were unsecured, bore interest at 8% and were due on demand. During the fourth quarter of 2003, we converted the accrued payroll into 70,000 shares of our common stock.

     In addition to the above issuances of common stock, we issued 1,340,110 shares of our common stock to Pierre and Lisa Elliott in exchange for them paying off the $77,481 related to an equipment loan for which we were in default to Bank of America.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

(a)  Market  Information.

     Our Common Stock is currently quoted on the OTC Bulletin Board under the symbol "DPWS".

     The following quotations were provided by the OTC Bulletin Board, and do not represent actual transactions; these quotations do not reflect dealer markups, markdowns or commissions.

STOCK  QUOTATIONS

                                                       CLOSING  BID
Period                                              High            Low
--------                                          -------         -------

1 /1/03  to   3 /30/03                             $0.75           $0.25
4 /1/03  to   6 /30/03                             $0.50           $0.16
7 /1/03  to   9 /30/03                             $0.60           $0.22
10/1/03  to   12/31/03                             $0.51           $0.25
1 /1/03  to   1 /13/04                             $0.39           $0.25


(b)  Holders

     The number of record holders of our Common Stock as of the date of this prospectus is approximately 250.

(c)  Dividends.

     We have not declared any cash dividends with respect to our Common Stock and we do not intend to declare dividends in the foreseeable future. Our future dividend policy cannot be ascertained with any certainty. There are no material restrictions limiting, or that are likely to limit, our ability to pay dividends on our common stock.

Penny  Stock  Characterization

     Our Shares are "penny stocks" within the definition of that term as contained in the Securities Exchange Act of 1934, which are generally equity securities with a price of less than $5.00. Our shares will then be subject to rules that impose sales practice and disclosure requirements on certain broker-dealers who engage in certain transactions involving a penny stock. These will impose restrictions on the marketability of the common stock.

     Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. Generally, an individual with a net worth in excess of $1,000,000 or annual income exceeding $200,000 individually or $300,000 together with his or her spouse is considered an accredited investor. In addition, unless the broker-dealer or the transaction is otherwise exempt, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the Registered Representative and current bid and offer quotations for the securities. In addition a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account, the account's value and information regarding the limited market in penny stocks. As a result of these regulations, the ability of broker-dealers to sell our stock may affect the ability of selling security holders or other holders to sell their shares in the secondary market. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

     These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded. In addition, the liquidity for our securities may be adversely affected, with concomitant adverse affects on the price of our securities. Our shares may someday be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

     We  have  no  outstanding  options  and  no  outstanding  warrants.

Agreements  to  Register.

     None.

Shares  Eligible  for  Future  Sale.

     Upon effectiveness of this registration statement, the 3,045,450 shares of common stock sold in this offering will be freely tradable without restrictions under the Securities Act of 1933, except for any shares held by our "affiliates", which will be restricted by the resale limitations of Rule 144 under the Securities Act of 1933.

     In general, under Rule 144 as currently in effect, any of our affiliates and any person or persons whose sales are aggregated who has beneficially owned his or her restricted shares for at least one year, may be entitled to sell in the open market within any three-month period a number of shares of common stock that does not exceed the greater of (i) 1% of the then outstanding shares of our common stock, or (ii) the average weekly trading volume in the common stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also affected by limitations on manner of sale, notice requirements, and availability of current public information about us. Non-affiliates who have held their restricted shares for one year may be entitled to sell their shares under Rule 144 without regard to any of the above limitations, provided they have not been affiliates for the three months preceding such sale.

     Further, Rule 144A as currently in effect, in general, permits unlimited resales of restricted securities of any issuer provided that the purchaser is an institution that owns and invests on a discretionary basis at least $100 million in securities or is a registered broker-dealer that owns and invests $10 million in securities. Rule 144A allows our existing stockholders to sell their shares of common stock to such institutions and registered broker-dealers without regard to any volume or other restrictions. Unlike under Rule 144, restricted securities sold under Rule 144A to non-affiliates do not lose their status as restricted securities.

     Currently, 142,562 shares of our common stock are available for sale in accordance with the provisions of Rule 144. Additionally, future sales of stock owned by our affiliates may be permitted according to Rule 144. The availability for sale of substantial amounts of common stock under Rule 144 could adversely affect prevailing market prices for our securities.

     The 3,045,450 shares of common stock sold in this offering will be freely tradable without restrictions under the Securities Act of 1933, except for any shares held by our "affiliates", which will be restricted by the resale limitations of Rule 144 under the Securities Act of 1933.

                             EXECUTIVE COMPENSATION

     No compensation in excess of $100,000 was awarded to, earned by, or paid to any executive officer of Diamond Powersports during the years 2003, 2002 and 2001, except as described below. The following table and the accompanying notes provide summary information for each of the last three fiscal years concerning cash and non-cash compensation paid or accrued by Pierre Elliott and Lisa Elliott, Diamond Powersports' chief executive officer and secretary for the past three years.


                           SUMMARY COMPENSATION TABLE

       Annual Compensation                               Awards                Payouts

Name and                                         Restricted  Securities    LTIP      All Other
Principal                         Other Annual   Stock       Underlying    payouts   Compensation
Position   Year   Salary   Bonus  Compensation   Award(s)    Options
                    ($)     ($)        ($)         ($)       SARs(#)        ($)         ($)

Pierre     2003   110,000    -          -       $98,000 (1)      -           -           -
Elliott    2002   100,000    -          -                -       -           -           -
Chief      2001    91,000    -          -                -       -           -           -
Executive
Officer


Lisa       2003    59,290    -          -                -       -           -           -
Elliott    2002    38,500    -          -                -       -           -           -
Secretary  2001    35,000    -          -                -       -           -           -


     Diamond Powersports has entered into an employment agreement with Pierre Elliott. Pursuant to the agreement, Mr. Elliott serves as President, Director and General Manager for a term of 1 year, ending on December 31, 2004. Mr. Elliott shall receive an annualized base salary of $121,000 and is entitled to an incentive bonus of .5% of the gross profits. Mr. Elliott is also entitled to receive 200,000 shares of restricted common stock for 2004.

     Diamond Powersports has also entered into an employment agreement with Lisa Elliott for a term of 1 year, ending on December 31, 2004. Pursuant to the agreement, Mrs. Elliott serves as Secretary, Controller and Director. Mrs. Elliott shall receive an annualized salary of $65,219, payable in installments according to the Employer's regular payroll schedule. Mrs. Elliott is also entitled to an incentive bonus of .5% of the gross profits. Mrs. Elliott is also entitled to receive 200,000 shares of restricted common stock for 2004.

     Both agreements provide for reimbursement of Diamond Powersports' expenses and may be terminated with 30 days written notice by the employee. The agreements carry a two-year non-competition agreement from the time of termination.

(1) Includes 380,000 shares of common stock issued under our non-qualified 2003 compensatory plan (see below).

COMPENSATION OF DIRECTORSCOMPENSATION OF DIRECTORS

     In 2001, Diamond Powersports committed itself to compensate each of its Board of Directors with 2,000 shares of its common stock per annum. Board members typically meet on a bi-monthly basis.

2003 NON-QUALIFIED STOCK COMPENSATION PLAN

     The following table sets forth information about our 2003 Non-Qualified Stock Compensation Plan adopted by our Board of Directors on December 19, 2003 and filed with the Commission as Exhibit 10.1 to our Registration Statement on Form S-8 on December 22, 2003.

Shares remaining          Shares issuable upon         Weighted average exercise
available                 exercise of options to be    price of outstanding
for future issuance       granted in the future        options
-------------------       -------------------------    -------------------------

-0-                              250,000                         none
--------------------------------------------------------------------------------

     Pursuant to the 2003 plan, we registered 500,000 shares of common stock and 250,000 options to purchase shares of common stock at $.30 per share, for a total registration for issuance of 750,000 shares of common stock. The Compensation Committee of the Board of Directors will issue common stock and award options to employees, directors, officers, consultants, advisors and other persons associated with our company. The 2003 plan is intended to provide a method whereby our company may be stimulated by the personal involvement of our employees, directors, officers, consultants, advisors and other persons in our business and reward such involvement, thereby advancing the interests of our company and all of its shareholders. A copy of the 2003 plan has been filed as an exhibit to this registration statement.

     As of the date of this prospectus, a total of 500,000 shares of common stock and no options have been issued pursuant to our 2003 Non-Qualified Stock Compensation Plan. Of this amount 480,000 were issued to our management and 20,000 was issued to a consultant.

                              FINANCIAL STATEMENTS


                            DIAMOND POWERSPORTS, INC.
                                  BALANCE SHEET
                      AS OF SEPTEMBER, 30 2003 (UNUAUDITED)
=============================================================================


                                     ASSETS
                                     ------

CURRENT ASSETS:
---------------
   Cash and cash equivalents                                     $      1,287
   Accounts receivable                                                 56,284
   Inventory                                                          104,396
   Prepaid expenses                                                     6,711
                                                                 ------------
      TOTAL CURRENT ASSETS                                            168,678

FIXED ASSETS:
------------
   Furniture and fixtures                                              17,127
   Machinery and equipment                                             44,999
   Transportation equipment                                            18,000
   Accumulated depreciation                                           (52,402)
                                                                 ------------
      NET FIXED ASSETS                                                 27,724

OTHER ASSETS:
-------------
   Deposits and other assets                                            6,631
                                                                 ------------
         TOTAL ASSETS                                            $    203,033
                                                                 ============




                 See accompanying notes to financial statements




                            DIAMOND POWERSPORTS, INC.
                            BALANCE SHEET (CONTINUED)
                      AS OF SEPTEMBER 30, 2003 (UNAUDITED)
=============================================================================


                      LIABILITIES AND STOCKHOLDERS' DEFICIT
                      -------------------------------------

CURRENT LIABILITIES
-------------------
   Accounts payable                                              $    144,329
   Accrued payroll, shareholder                                        16,711
   Note payable to bank                                                77,481
   Bank line of credit                                                 29,471
   Shareholder loan payable                                            17,057
                                                                 ------------
      TOTAL CURRENT LIABILITIES                                       285,049
                                                                 ------------

STOCKHOLDERS' DEFICIT
---------------------
   Preferred stock (no par value, 5,000,000 shares
     authorized, no shares issued and outstanding)                          -
   Common stock ($.001 par value, 100,000,000 shares
     authorized; 9,583,700 issued and outstanding)                     11,074
   Additional paid in capital                                         961,172
   Retained deficit                                                (1,054,262)
                                                                 ------------
      TOTAL STOCKHOLDERS' DEFICIT                                     (82,016)
                                                                 ------------

         TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT             $    203,033
                                                                 ============




                 See accompanying notes to financial statements




                            DIAMOND POWERSPORTS, INC.
                      STATEMENTS OF OPERATIONS (UNAUDITED)
         FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2003 AND 2002
============================================================================


                            Three Months Ended          Nine Months Ended
                               September 30,               September 30,
                             2003         2002           2003         2002
                          ----------   ----------     ----------   ----------
REVENUES:
---------
   Sales                  $  251,341   $  140,507     $  713,164   $  489,411
   Cost of sales            (116,011)     (89,393)      (353,211)    (358,978)
                          ----------   ----------     ----------   ----------
         GROSS PROFIT        135,330       51,114        359,953      130,433

EXPENSES:
---------
   Selling, general
     and administrative      175,547       54,123        348,288      529,384
                          ----------   ----------     ----------   ----------
      TOTAL EXPENSES         175,547       54,123        348,288      529,384
                          ----------   ----------     ----------   ----------

         OPERATING INCOME
          (LOSS)          $  (40,217)  $   (3,009)    $   11,665   $ (398,951)

OTHER (EXPENSE):
----------------
   Interest expense           (1,165)      (1,393)       (20,631)      (4,180)
                          ----------   ----------     ----------   ----------

         NET (LOSS)       $  (41,382)  $   (4,402)    $   (8,966)  $ (403,131)
                          ==========   ==========     ==========   ==========

   Net (loss) per share -
     basic and fully
     diluted              $       **   $       **     $       **   $    (0.04)
                          ==========   ==========     ==========   ==========
   Weighted average
     shares*               9,563,033    9,497,720      9,522,144    9,053,560
                          ==========   ==========     ==========   ==========

* Less than $.01





                 See accompanying notes to financial statements




                            DIAMOND POWERSPORTS, INC.
                       STATEMENTS OF CASH FLOWS (UNAUDITED)
              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003 AND 2002
==========================================================================
                                                      2003        2002
                                                   ----------  ----------

CASH FLOWS FROM OPERATING ACTIVITIES:
-------------------------------------
   Net (loss)                                      $   (8,966) $ (403,131)
   Adjustments to reconcile net income (loss)
     to net cash provided by (used in)
     operating activities:
      Depreciation                                        211       8,655
      Common stock issued for services                 39,920     388,750
     (Increase) decrease in operating assets:
         Accounts receivable                          (47,154)     (3,002)
         Inventory                                    (46,831)    (27,596)
         Prepaid expenses                              (6,711)        -0-
         Deposits and other assets                     (6,331)        -0-
      Increase (decrease) in operating liabilities:
         Accounts payable                              (5,449)     46,120
         Bank overdraft                                (1,094)        -0-
         Accrued compensation                          83,351         -0-
                                                   ----------  ----------
            NET CASH PROVIDED BY
              OPERATING ACTIVITIES                        946       9,796
                                                   ----------  ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
------------------------------------
   Purchases of fixed assets                          (20,337)        -0-
                                                   ----------  ----------
            NET CASH (USED) IN INVESTING
              ACTIVITIES                              (20,337)        -0-
                                                   ----------  ----------


CASH FLOWS FROM FINANCING ACTIVITIES:
------------------------------------
   Decrease in shareholder loan payable                (3,694)    (28,623)
   Sale of common stock                                24,700      20,160
   Repayments on convertible debt                         -0-        (558)
   Proceeds from note payable to bank                  22,963         -0-
   Repayments on bank line of credit                  (23,291)     (6,378)
                                                   ----------  ----------
            NET CASH PROVIDED BY
             (USED) IN FINANCING ACTIVITIES            20,678     (15,399)
                                                   ----------  ----------

         NET INCREASE (DECREASE) IN CASH AND
           CASH EQUIVALENTS                             1,287      (5,603)
                                                   ----------  ----------

         CASH AND CASH EQUIVALENTS,
           BEGINNING OF THE PERIOD                          -       5,864
                                                   ----------  ----------

           END OF THE PERIOD                       $    1,287  $      261
                                                   ==========  ==========

SUPPLEMENTARY CASH FLOW INFORMATION OF
--------------------------------------
NON-CASH INVESTING AND FINANCING:
---------------------------------
   Conversion of convertible debt into
     common stock                                  $        -  $   17,500
                                                   ==========  ==========
   Conversion of accrued compensation into
     common stock by officer                       $  326,336  $        -
                                                   ==========  ==========
   Common stock issued for services                $   39,920  $  388,750
                                                   ==========  ==========
   Cash paid for interest                          $   20,631  $    4,180
                                                   ==========  ==========


                 See accompanying notes to financial statements



                            DIAMOND POWERSPORTS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                         September 30, 2003 (UNAUDITED)

NOTE 1 - BASIS OF PRESENTATION

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. These financial statements should be read in conjunction with the financial statements and notes for the year ended December 31, 2002 appearing in the Company's annual report on Form 10-KSB as filed with the Securities and Exchange Commission.

In the opinion of management, the unaudited financial statements contain all adjustments consisting only of normal recurring accruals considered necessary to present fairly the Company's financial position at September 30, 2003, the results of operations for the three and nine month periods ended September 30, 2003 and 2002, and cash flows for the nine months ended September 30, 2003 and 2002. The results for the period ended September 30, 2003, are not necessarily indicative of the results to be expected for the entire fiscal year ending December 31, 2003.

NOTE 2 - GOING CONCERN CONSIDERATION

The Company has suffered recurring losses and has an accumulated deficit of $1,054,262 at September 30, 2003. These factors raise substantial doubt about the Company's ability to continue as a going concern. The Company's continued existence is dependent upon its ability to resolve its business and liquidity problems, principally through raising additional capital and increasing its sales. Management's plans with regard to this matter are to seek additional capital for operations through either debt or equity and increase sales through creation of new products additional distribution channels. These financial statements do not include any adjustments that might result from this uncertainty.

Note 3 - Common Stock

During the period, the company issue 1,490,110 common shares to the majority Shareholders for accrued compensation and for personally secured debt. The Company also 60,000 shares for signing bonus and 16,000 for outside investors.



                REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTS


To the Board of Directors and Shareholders of Diamond Powersports, Inc.

We have audited the accompanying balance sheet of Diamond Powersports, Inc. as of December 31, 2002 and the related statements of operations, stockholders' deficit, and cash flows for the years ended December 31, 2002 and 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Diamond Powersports, Inc. as of December 31, 2002 and the results of its operations and its cash flows for the years ended December 31, 2002 and 2001 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company has suffered recurring losses, negative working capital and certain debt is in default which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in Note B. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Perrella & Associates, P. A.
--------------------------------
Perrella & Associates, P. A.

Pompano Beach, Florida
April 11, 2003


                            DIAMOND POWERSPORTS, INC.
                                  BALANCE SHEET
                                DECEMBER 31, 2002
=============================================================================


                                     ASSETS
                                     ------


CURRENT ASSETS
--------------
   Cash and cash equivalents                                     $        -0-
   Accounts receivable, net                                             9,130
   Inventory                                                           57,565
                                                                 ------------
      TOTAL CURRENT ASSETS                                             66,695
                                                                 ------------

PROPERTY AND EQUIPMENT
----------------------
   Machinery & equipment                                               44,999
   Furniture & fixtures                                                 5,790
   Transportation equipment                                             9,000
   Accumulated depreciation                                           (56,036)
                                                                 ------------
      NET PROPERTY AND EQUIPMENT                                        3,753
                                                                 ------------

OTHER ASSETS
------------
   Deposits                                                               300
                                                                 ------------
                                                                          300
                                                                 ------------

         TOTAL ASSETS                                            $     70,748
                                                                 ============






   The accompanying notes are an integral part of these financial statements.



                            DIAMOND POWERSPORTS, INC.
                                  BALANCE SHEET
                                DECEMBER 31, 2002
=============================================================================


                      LIABILITIES AND STOCKHOLDERS' DEFICIT
                      -------------------------------------



CURRENT LIABILITIES
-------------------
   Bank overdraft                                                $      1,094
   Note payable to bank                                                54,518
   Bank line of credit                                                 52,762
   Accounts payable                                                   171,606
   Accrued compensation, shareholders                                 259,696
   Shareholder loan                                                    20,751
                                                                 ------------
      TOTAL CURRENT LIABILITIES                                       560,428
                                                                 ------------

STOCKHOLDERS' DEFICIT
---------------------
   Preferred stock (no par value, 5,000,000 shares
     authorized; none issued and outstanding)                             -0-
   Common Stock ($.001 par value, 100,000,000 shares
     authorized; 9,495,700 shares issued and outstanding)               9,496
   Paid-in-Capital                                                    547,304
   Retained Deficit                                                (1,046,480)
                                                                 ------------
      TOTAL STOCKHOLDERS' DEFICIT                                    (489,680)
                                                                 ------------

         TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT             $     70,748
                                                                 ============





   The accompanying notes are an integral part of these financial statements.




                            DIAMOND POWERSPORTS, INC.
                            STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001
==========================================================================
                                                      2002        2001
                                                   ----------  ----------

REVENUE
-------
   Net sales                                       $  585,197  $  361,139
   Cost of goods sold                                (406,715)   (284,646)
                                                   ----------  ----------
      GROSS PROFIT                                    178,482      76,493

EXPENSES
--------
   Selling, general and administrative                631,944     180,380
                                                   ----------  ----------


      OPERATING INCOME (LOSS)                        (453,462)   (103,887)


OTHER EXPENSE
-------------
   Interest expense                                    29,134      30,069
                                                   ----------  ----------


      NET LOSS                                     $ (482,596) $ (133,956)
                                                   ==========  ==========

   Basic and fully diluted net loss per
     common share                                  $     (.05) $     (.02)
                                                   ==========  ==========

   Weighted average common shares                   9,050,500   8,567,400
                                                   ==========  ==========







   The accompanying notes are an integral part of these financial statements.


                            DIAMOND POWERSPORTS, INC.
                       STATEMENT OF STOCKHOLDERS' DEFICIT
          FOR THE YEARS ENDED DECEMBER 31, 2002 AND DECEMBER 31, 2001
==================================================================================


                                         Common        Additional
                           Common         Stock          Paid-in         Retained
                           Shares       $.001 Par        Capital         Deficit
                         ----------     ---------      ----------      -----------

   Balances,
     January 1, 2001      8,567,400     $   8,567      $  108,583      $  (429,928)

   Common stock sold         42,000            42          13,958

      Net loss for 2001         -0-           -0-             -0-         (133,956)
                         ----------     ---------      ----------      -----------

   Balances,
     December 31, 2001    8,609,400         8,609         122,541         (563,884)

   Conversion of
     convertible debt        70,000            70          17,430              -0-

   Common stock sold         38,300            39          19,111              -0-

   Common stock issued -
     exchange for services  778,000           778         388,222              -0-

      Net loss for 2002         -0-           -0-             -0-         (482,596)
                         ----------     ---------      ----------      -----------

   Balances,
     December 31, 2002    9,495,700     $   9,496      $  547,304      $(1,046,480)
                         ==========     =========      ==========      ===========







   The accompanying notes are an integral part of these financial statements.





                            DIAMOND POWERSPORTS, INC.
                            STATEMENTS OF CASH FLOWS
          FOR THE YEARS ENDED DECEMBER 31, 2002 AND DECEMBER 31, 2001
==========================================================================
                                                      2002         2001
                                                   ----------   ----------

CASH FLOWS FROM OPERATING ACTIVITIES:
-------------------------------------

   Net Loss                                        $ (482,596)  $ (133,956)
   Adjustments to reconcile net loss to net cash
     used in operating activities:
      Depreciation expense                              9,845       11,641
      Non-cash services expense                       389,000            -
     (Increase) decrease in operating assets:
         Accounts receivable                            1,935       (6,700)
         Inventory                                    (30,565)       4,400
         Prepaid expenses                                   -           90
      Increase (decrease) in operating liabilities:
         Bank overdraft                                 1,094         (597)
         Interest accrued on note payable to bank      12,801        2,605
         Accrued compensation, shareholders            64,625            -
         Accounts payable and accrued expenses         55,170      108,049
                                                   ----------   ----------

         NET CASH PROVIDED BY (USED IN)
           OPERATING ACTIVITIES                        21,309      (14,468)

CASH FLOWS FROM INVESTING ACTIVITIES                      -0-          -0-
------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
-------------------------------------

   Proceeds (repayments) of shareholder
     loan payable                                  $  (40,333)  $    4,304
   Proceeds from sale of common stock                  19,150       14,000
   Repayments on convertible debt                         -0-       (3,074)
   Proceeds from bank line of credit                      -0-        5,102
   Repayments on bank line of credit                   (5,990)         -0-
                                                   ----------   ----------

         NET CASH PROVIDED BY
           FINANCING ACTIVITIES                       (27,173)      20,332
                                                   ----------   ----------

         NET INCREASE (DECREASE) IN
           CASH AND CASH EQUIVALENTS               $   (5,864)  $    5,864
                                                   ----------   ----------

   Cash and cash equivalents, beginning of year    $    5,864   $      -0-
                                                   ----------   ----------

         CASH AND CASH EQUIVALENTS,
           END OF YEAR                             $      -0-   $    5,864
                                                   ==========   ==========


SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
--------------------------------------------------

   Cash paid for income taxes during the year      $      -0-   $      -0-
   Cash paid for interest during the year          $   29,134   $   30,069
   Non-cash investing and financing activities:
   Increase in note payable bank due to interest
     accrued                                       $   12,801   $    2,605
   Decrease in note payable bank due to repossessed
      transportation equipment at book value       $   44,254   $        -
   Issuance of common stock as satisfaction of
      convertible debt, related party              $   17,500   $        -


   The accompanying notes are an integral part of these financial statements.







                            DIAMOND POWERSPORTS, INC.
                          NOTES TO FINANCIAL STATEMENTS
          FOR THE YEARS ENDED DECEMBER 31, 2002 AND DECEMBER 31, 2001
          ===========================================================

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
---------------------------------------------------

Business  Activity  -  Diamond  Powersports,  Inc. (the "Company") was organized
------------------
under the laws of the State of Florida on May 13, 1992 to manufacture and distribute motorcycle parts and accessories to dealers and retail customers worldwide. Manufacturing operations are conducted in Fort Lauderdale, Florida.

Cash  and  Cash  Equivalents - For purposes of the Statements of Cash Flows, the
----------------------------
Company considers liquid investments with an original maturity of three months or less to be cash equivalents. There were no cash equivalents at December 31, 2002 or 2001.

Management's  Use  of  Estimates  -  The  preparation of financial statements in
--------------------------------
conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Accounts  Receivable  - The Company extends unsecured credit to its customers in
--------------------
the ordinary course of business but mitigates the associated credit risk by performing credit checks and actively pursuing past due accounts. An allowance for doubtful accounts has been established for estimated uncollectible accounts in the amount of $3,000. Bad debt expense is $3,000 for 2002 and zero for 2001.

Inventory - Inventory, consisting of motorcycle parts and accessories, is valued
---------
at  the  lower  of  cost  or market using the first-in, first-out (FIFO) method.

Property and Equipment - Property and equipment are recorded at cost and include
----------------------
expenditures that substantially increase the productive lives of the existing assets. Maintenance and repair costs are expensed as incurred. Depreciation is provided using the straight-line method. Depreciation of property and equipment is calculated over the management prescribed recovery periods, which range from 5 years for equipment to 10 years for transportation equipment. Depreciation expense is $9,845 for 2002 and $11,641 for 2001.

When a fixed asset is disposed of, its cost and related accumulated depreciation are removed from the accounts. The difference between undepreciated cost and proceeds from disposition is recorded as a gain or loss.


                            DIAMOND POWERSPORTS, INC.
                          NOTES TO FINANCIAL STATEMENTS
          FOR THE YEARS ENDED DECEMBER 31, 2002 AND DECEMBER 31, 2001
          ===========================================================

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
---------------------------------------------------------------

Long-Lived  Assets -The Company evaluates the recoverability of its property and
------------------
equipment and other assets in accordance with Statement of Financial Accounting Standards No.144, "Accounting for the Impairment or Disposal of Long-Lived Assets"("SFAS 144"). SFAS 144 requires recognition of impairment of long-lived assets in the event the net book value of such assets exceeds the estimated future undiscounted cash flows attributable to such assets or the business to which such assets relate. SFAS 144 excludes goodwill and intangible assets. When an asset exceeds its expected cash flows, it is considered to be impaired and is written down to fair value, which is determined based on either discounted future cash flows or appraised values. The provisions of SFAS 144 are effective for financial statements issued for fiscal years beginning after December 15, 2001. The Company adopted the statement for the year ending
December  31,  2002.  No  impairments  were  recognized  during  the  year ended
December  31,  2002.

Revenue  Recognition-  Revenue  is  recognized  when goods are shipped, provided
--------------------
collection of the resulting receivable is probable. If any material contingencies are present, revenue recognition is delayed until all material contingencies are eliminated. Further, no revenue is recognized unless collection of the applicable consideration is probable.

Income  Taxes  -  Income  taxes are provided for the tax effects of transactions
-------------
reported in the financial statements and consist of deferred taxes related primarily to differences between the basis of certain assets and liabilities for financial and tax reporting. Deferred taxes represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or the entire deferred tax asset will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

Advertising Costs - Advertising costs are expensed as incurred. The Company does
-----------------
not incur any direct-response advertising costs. Advertising expense is $7,749 for 2002 and $500 for 2001.




                            DIAMOND POWERSPORTS, INC.
                          NOTES TO FINANCIAL STATEMENTS
          FOR THE YEARS ENDED DECEMBER 31, 2002 AND DECEMBER 31, 2001
          ===========================================================

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
---------------------------------------------------------------

Recent  Accounting  Pronouncements   -  In  June  2001, the Financial Accounting
----------------------------------
Standards Board issued Statement of Financial Accounting Standards (SFAS) No.143, "Accounting for Asset Retirement Obligations" which addresses the accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated retirement costs. SFAS No. 143 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value cannot be made. SFAS No. 143 is effective for financial statements issued for fiscal years beginning after June 15, 2002. The Company does not expect SFAS No. 143 to have a material effect on its financial condition or cash flows.

In April of 2002, Statement of Financial Accounting Standards (SFAS) No. 145 was issued, which rescinded SFAS Statements No. 4, 44 and 64, amended No. 13 and contained technical corrections. As a result of SFAS 145, gains and losses from extinguishments of debt will be classified as extraordinary items only if they meet the criteria in APB Opinion No. 30, that they are unusual and infrequent and not part of an entity's recurring operations. The Company does not expect SFAS No. 145 to have a material effect on its financial condition or cash flows.

In July 2002, the FASB issued SFAS 146, which addresses significant issues regarding the recognition, measurement, and reporting of costs that are associated with exit and disposal activities, including restructuring activities that are currently accounted for pursuant to the guidance that the Emerging Issues Task Force ("EITF") has set forth in EITF Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (Including Certain Costs Incurred in a Restructuring)". SFAS 146 revises the accounting for certain lease termination costs and employee termination benefits, which are generally recognized in connection with restructuring charges. The provisions of SFAS 146 are effective for exit or disposal activities that are initiated after December 31, 2002. The Company does not expect SFAS 146 to have an impact its financial statements once adopted in January 1, 2003.

In November 2002, the FASB issued Interpretation No. 45 ("FIN 45"), "Guarantor's Accounting and Disclosure Requirements for Guarantee, Including Indirect Guarantees of Indebtedness of Others", which addresses the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under guarantees. FIN 45 also requires the recognition of a liability by a guarantor at the inception of certain guarantees that are entered into or modified after December 31, 2002.



                            DIAMOND POWERSPORTS, INC.
                          NOTES TO FINANCIAL STATEMENTS
          FOR THE YEARS ENDED DECEMBER 31, 2002 AND DECEMBER 31, 2001
          ===========================================================

NOTE B - GOING CONCERN
----------------------

As shown in the accompanying financial statements, the Company has suffered recurring losses, has negative working capital and certain debt is in default of payment (see Note C) that raises substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on developing operations, increasing revenues and obtaining new capital. Management has enacted the following plan to address these issues: (1) obtain funding from new investors to alleviate the Company's capital deficiency,
(2) refinance existing debt on existing assets, (3) lease larger facilities in order to manufacture certain products thereby reducing costs and (4) market motorcycle accessories through significant, proven trade shows that produce individual orders in excess of $75,000.

NOTE C - NOTE PAYABLE TO BANK
-----------------------------

The Note Payable to Bank in the accompanying Balance Sheet represents a promissory note to a bank that was originally collateralized by certain transportation equipment. The loan is guaranteed by one of the Company's officers. During 2002, the loan went into default whereby the bank repossessed the equipment. At December 31, 2002, the equipment has not been resold and the bank loan payable, including default interest, is $98,772. The Company reduced the Note Payable to Bank by $44,254, the net book value of the equipment that management estimated to be market value, resulting in a balance of $54,518 at December 31, 2002. Accordingly, all amounts have been classified as current in the accompanying balance sheet.

NOTE  D  -  BANK  LINE  OF  CREDIT
----------------------------------

The Company has two unsecured bank lines of credit bearing interest between 10.25% and 17.9%, which are due on demand. The lines of credit have a maximum credit available of $60,000. The principal and accrued interest balance outstanding at December 31, 2002 was $52,762 and $58,752 at December 31, 2001. The lines of credit are guaranteed by one of the Company's officers.

NOTE E - LEASES
---------------

As of December 31, 2002, the Company does not have long-term non-cancelable operating leases. The Company's long-term warehouse and office space lease expires in June 2003. The Company is currently seeking a larger multi-use facility located in the vicinity with a long-term lease commitment starting in 2003. The amount charged to rent expense is $20,776 in 2002 and $19,995 in 2001.




                            DIAMOND POWERSPORTS, INC.
                          NOTES TO FINANCIAL STATEMENTS
          FOR THE YEARS ENDED DECEMBER 31, 2002 AND DECEMBER 31, 2001
          ===========================================================

NOTE  F  -  EQUITY
------------------

During 2002, the Company issued 816,300 shares of its common stock to several unrelated investors under a Regulation D private placement offering. The proceeds of the offering were $19,150 in cash and $389,000 in services.

NOTE G - INCOME TAXES
---------------------

The Company has approximately $150,500 of federal and state net operating losses that expire in various years through the year 2022.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amount used for federal and state income tax purposes.

The Company's deferred tax asset at December 31, 2002 consists of net operating loss carryforwards calculated using federal and state effective tax rates. Because of the Company's lack of earnings history, the deferred tax asset has been fully offset by a valuation allowance. The valuation allowance increased by approximately $39,500 and $48,000 for the years ended December 31, 2002 and 2001, respectively.

The  Company's  net  deferred  tax  asset as of December 31, 2002 is as follows:

     Net operating loss carryforwards          $   150,500
     Valuation allowance                          (150,500)
                                               -----------

     Net deferred tax asset                    $        --
                                               ===========

The reconciliation of income taxes computed at the federal statutory income tax rate to total income taxes for the years ended December 31, 2002 and 2001 is as follows:

                                                             2002          2001
                                                             ----          ----
     Income tax computed at the federal statutory rate        34%           34%
     State income taxes, net of federal tax benefit            4%            4%
                                                             ----          ----

     Valuation allowance                                     (38%)         (38%)
                                                             ----          ----
     Total deferred tax asset                                  0%            0%
                                                             ====          ====



                            DIAMOND POWERSPORTS, INC.
                          NOTES TO FINANCIAL STATEMENTS
          FOR THE YEARS ENDED DECEMBER 31, 2002 AND DECEMBER 31, 2001
          ===========================================================

NOTE H - COMMITMENTS AND RELATED PARTY TRANSACTIONS
---------------------------------------------------

On November 1, 1999, the Company entered into annual renewable employment agreements with its chief executive officer and president and its corporate secretary. The agreements provide for compensation to these two individuals beginning in 2000 with 10% annual increases at the combined annual rate of $100,000, $110,000 and $121,000 respectively. As of December 31, 2002, $259,697 remains unpaid and is recorded as accrued compensation, shareholders. The agreements provide for bonus arrangements on profit and other normal benefits.

The Company has a shareholder loan payable to these two individuals. The loan bears interest at 7%, is due on demand and at December 31, 2002, the balance, including accrued interest, is $20,751.

In 1999, the Company entered into an unsecured convertible loan from a related party investor bearing interest at 8% and due on demand. At December 31, 2001 the balance due to the investor, including accrued interest, was $17,500. The Company converted the note into 70,000 shares of common stock of the Company in 2002.


                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                      ACCOUNTING AND FINANCIAL DISCLOSURE

     The accounting firm of Perrella & Associates, P.A., Certified Public Accountants, audited our financial statements. We have had no changes in or disagreements with our accountants.



========================================               ====================================

Until _____________, 2004 (40 days after
the  date  of  this  prospectus),  all
dealers  that  effect  transactions  in
these  securities,  whether  or  not
participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

--------------------------------
TABLE OF CONTENTS                                             DIAMOND POWERSPORTS, INC.
--------------------------------
Prospectus Summary
Risk Factors
Use of Proceeds
Determination of Offering Price
Dilution                                                           3,045,450 SHARES
Selling Security Holders                                           COMMON STOCK
Plan of Distribution                                               $.001 PAR VALUE
Legal Proceedings
Directors & Executive Officers
Security Ownership
Description of Securities
Interests of Named Experts
SEC's Position on Indemnification
Description of Business                                            ----------------
Management's Discussion & Analysis                                    PROSPECTUS
Description of Property                                            ----------------
Certain Relationships and Related Transactions
Market for Common Stock
Executive Compensation
Financial Statements                                               JANUARY ____ , 2004

NO  DEALER,  SALESPERSON OR OTHER PERSON
HAS  BEEN  AUTHORIZED  TO  GIVE  ANY
INFORMATION  OR  TO  MAKE  ANY
REPRESENTATIONS  OTHER  THAN  THOSE
CONTAINED  IN  THIS  PROSPECTUS  AND, IF
GIVEN  OR  MADE,  SUCH  INFORMATION  OR
REPRESENTATIONS  MUST NOT BE RELIED UPON
AS  HAVING  BEEN  AUTHORIZED  BY DIAMOND
POWERSPORTS.  THIS  PROSPECTUS  DOES NOT
CONSTITUTE  AN  OFFER  TO  SELL  OR  A
SOLICITATION  OF  AN OFFER TO BUY ANY OF
THE SECURITIES OFFERED HEREBY TO WHOM IT
IS  UNLAWFUL  TO  MAKE SUCH OFFER IN ANY
JURISDICTION.  NEITHER  THE  DELIVERY OF
THIS  PROSPECTUS  NOR  ANY  SALE  MADE
HEREUNDER  SHALL,  UNDER  ANY
CIRCUMSTANCES,  CREATE  ANY  IMPLICATION
THAT  INFORMATION  CONTAINED  HEREIN  IS
CORRECT AS OF ANY TIME SUBSEQUENT TO THE
DATE  HEREOF  OR  THAT THERE HAS BEEN NO
CHANGE  IN  THE  AFFAIRS  OF THE DIAMOND
POWERSPORTS  SINCE  SUCH  DATE.
========================================               ====================================




              INFORMATION NOT REQUIRED TO BE INCLUDED IN PROSPECTUS

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Diamond Powersports, Inc. shall indemnify to the fullest extent permitted by, and in the manner permissible under the laws of the State of Florida, any person made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, including an action involving liability under the Securities Act of 1933, as amended, by reason of the fact that he is or was a director or officer of Diamond Powersports, Inc., or served any other enterprise as director, officer or employee at the request of Diamond Powersports, Inc. The Board of Directors, in its discretion, shall have the power on behalf of Diamond Powersports, Inc. to indemnify any person, other than a director or officer, made a party to any action, suit or proceeding by reason of the fact that he/she is or was an employee of Diamond Powersports, Inc.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling an issuer pursuant to the foregoing provisions, the opinion of the Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

                  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table is an itemization of all expenses, without consideration to future contingencies, incurred or expected to be incurred by Diamond Powersports, Inc. in connection with the issuance and distribution of the securities being offered by this prospectus. Items marked with an asterisk (*) represent estimated expenses. We have agreed to pay all the costs and expenses of this offering. Selling security holders will pay no offering expenses.


ITEM                                   EXPENSE
SEC  Registration  Fee                   $     123
Legal  Fees  and  Expenses               $  15,000
Accounting  Fees  and  Expenses          $  10,000
Miscellaneous*                           $   1,000
==================================================
Total*                                   $  26,123

*    Estimated  Figure

                    RECENT SALES OF UNREGISTERED SECURITIES

     From October 2001 to April 2002, we sold 82,820 shares of our common stock, $.001 par value, between $.25-.50 per share to unrelated investors in what was a private placement within the meaning of the rules and regulations under the Securities Act. Aggregate proceeds amounted to $34,160. We relied upon the exemption from registration provided by Section 4(2) and Rule 506 of Regulation D of the Securities Act, and on comparable exemptions under state laws. We believe these exemptions were available because the issuances were made to accredited investors in transactions not involving a public offering and we provided investors with the disclosures required by Regulation D.

     During the first quarter of 2002, we issued 400,000 of our common stock to Greentree Financial Group, Inc. for professional services, including:

-    Assistance  in  preparation  of  private  offering  documents
-    Compliance  with  state  Blue  Sky  regulations
- Compliance with the Securities and Exchange Commission's periodic reporting requirements
-    Tax  and  accounting  services,  and
-    EDGAR  services
-    Preparation  of  interim  financial  information
-    Locating  product  vendors
-    Other consulting services

     We valued the shares at $.50 per share, yielding an aggregate amount of $200,000.

     We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. We made this offering based on the following facts: (1) the issuance was an isolated private transaction which did not involve a public offering; (2) there was only one offeree, (3) the offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offeree was a sophisticated investor ; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management.

     During the first quarter of 2002, 350,000 shares of our common stock were issued to Market Voice, Inc. in connection with their investor relation services for us. Market Voice's services include disseminating information on Diamond Powersports, Inc. to the public via press releases, Internet and radio. We valued the shares at $.50 per share, yielding an aggregate amount of $175,000. Market Voice, Inc. also purchased 30,000 shares of common stock at $.50 per share during the first quarter of 2002. We relied on exemptions provided by
Section 4(2) of the Securities Act of 1933, as amended. We made this offering based on the following facts: (1) the issuance was an isolated private transaction which did not involve a public offering; (2) there was only one offeree, (3) the offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offeree was a sophisticated investor; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management.

     During the first quarter of 2002, an additional 27,500 shares were issued to six different employees and subcontractors for administrative services performed for Diamond Powersports, Inc. We valued the shares at $.50 per share, yielding an aggregate amount of $13,750. We relied on exemptions provided by
Section 4(2) of the Securities Act of 1933, as amended. We made this offering based on the following facts: (1) the issuances were isolated private transactions which did not involve a public offering; (2) each offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that they will not resell the stock unless its shares are registered or an exemption from registration is available; (3) the offerees were sophisticated investors ; (4) there were no subsequent or contemporaneous public offerings of the stock; (5) the stock was not broken down into smaller denominations; and (6) the negotiations for the sale of the stock took place directly between each offeree and our management.

     Also during the first quarter of 2002, we converted an unsecured convertible loan from a related party investor bearing interest at 8% per annum due on demand. At December 31, 2001 the balance due the investor was $17,500, including accrued interest, and it was converted into 70,000 shares of our common stock pursuant to an oral agreement made by the Diamond Powersports, Inc. in August of 2000. We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. We made this offering based on the following facts: (1) the issuance was an isolated private transaction which did not involve a public offering; (2) there was only one offeree, (3) the offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offeree was a sophisticated investor; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management.

     During the year ended December 31, 2003, we issued 641,500 common shares for services rendered. The shares were valued at the quoted market price on the date of issuance which ranged from $.25-.35. The aggregate market value of the shares was approximately $179,000, of which $39,920 was included in selling, general and administrative expenses in the financial statements for the nine months ended September 30, 2003. The remainder will be included in selling, general and administrative expenses in the 2003 year end financial statements. We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. We made this offering based on the following facts: (1) the issuance was in isolated private transactions which did not involve a public offering;
(2) in each case there was only one offeree, (3) the offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offeree was a sophisticated investor; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management.

     Also during the year ended December 31, 2003, we issued 122,142 shares of our common stock for $34,200. We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. We made this offering based on the following facts: (1) the issuance was in isolated private transactions which did not involve a public offering; (2) in each case there was only one offeree, (3) the offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offeree was a sophisticated investor; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management.

     Also during the year ended December 31, 2003, we issued a total of 1,490,110 shares of our common stock to Pierre and Lisa Elliott in exchange for them paying off the $77,481 note payable to bank related to an equipment loan for which we were in default to Bank of America, forgiving a shareholder loan payable that was due them of $17,057 and forgiving remaining accrued payroll due them of $16,711. We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. We made this offering based on the following facts: (1) the issuance was an isolated private transaction which did not involve a public offering; (2) there was only one offeree, (3) the offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offeree was a sophisticated investor; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management.


                                    EXHIBITS

Exhibit Number     Exhibit Description

3.1                Articles  of  Incorporation*
----               -------------------------------------------------------------
3.2                Amendment  to  Articles  of  Incorporation*
----               -------------------------------------------------------------
3.3                Bylaws*
----               -------------------------------------------------------------
4                  Form  of  Stock  Certificate*
----               -------------------------------------------------------------
5                  Legal  Opinion
----               -------------------------------------------------------------
10.1               Employment  Agreement  with  Pierre  Elliott*
----               -------------------------------------------------------------
10.2               Employment  Agreement  with  Lisa  Elliott*
----               -------------------------------------------------------------
10.3               Consulting  Agreement  with  Greentree  Financial  Group,  Inc.
----               -------------------------------------------------------------
10.4               Consulting  Agreement  with  Big  Apple  Consulting  USA,  Inc.
----               -------------------------------------------------------------
10.5               Facilities  Lease  Agreement*
----               -------------------------------------------------------------
10.6               Bank  of  America  Promissory  Note*
----               -------------------------------------------------------------
10.7               2003  Non-Qualified  Stock  Compensation  Plan  (1)
----               -------------------------------------------------------------
10.8               Employment Agreement Update with Pierre Elliott
----               -------------------------------------------------------------
10.9               Employment Agreement Update with Lisa Elliott
----               -------------------------------------------------------------
23.1               Consent  of  HAROLD H. MARTIN, P.A.  (Included  in  exhibit  5)
----               -------------------------------------------------------------
23.2               Consent  of  Perrella  &  Associates,  P.A.
----               -------------------------------------------------------------


* Indicates filed as an exhibit to the Registrant's registration statement on Form SB-2, Commission File No. 333-87992.

(1)  Incorporated  by  reference  into  Form  S-8  filed  on  December 22, 2003.

                                  UNDERTAKINGS

The  undersigned  Registrant  hereby  undertakes:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

a. Include any prospectus required by Section 10(a)(3) of the securities Act of 1933;
b. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.
c. Include any additional or changed material information on the plan of distribution.

2. That, for determining liability under the Securities Act of 1933, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3. To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

5. In the event that a claim for indemnification against such liabilities, other than the payment by the Registrant of expenses incurred and paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing of Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Ft. Lauderdale, Florida on January 21, 2004.

                                    Diamond  Powersports,  Inc.

                                    /s/  Pierre  Elliott
                                    --------------------
                             By:    Pierre Elliott
                             Title: President & CEO, Director
                                    Present Chief Financial Officer

     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the date stated.

                                    /s/  Pierre  Elliott
                                    --------------------
                             By:    Pierre Elliott
                             Title: President and CEO, Director
                             Date:  January 21, 2004.

                                    /s/  Lisa  Elliott
                                    ------------------
                             By:    Lisa  Elliott
                             Title: Controller,  Director
                             Date:  January  21,  2004.

                                    /s/  Alan  Lichtman
                                    -------------------
                             By:    Alan Lichtman
                             Title: Director
                             Date:  January  21,  2004

                                    /s/  Margaret  Hurley
                                    ---------------------
                             By:    Margaret  Hurley
                             Title: Director
                             Date:  January  21,  2004.

                                    /s/  David  A.  Lewis
                                    ---------------------
                             By:    David A. Lewis
                             Title: Director
                             Date:  January 21, 2004.